Exhibit 99.1

Media	Investors
Mary Eshet	Jim Rowe
704-383-7777	415-396-8216

Tuesday, January 14, 2014

WELLS FARGO REPORTS RECORD FULL YEAR AND QUARTERLY NET INCOME

2013 Net Income of $21.9 Billion, Up 16% from 2012; EPS of $3.89

Q4 Net Income of $5.6 Billion, Up 10% YoY; EPS of $1.00

•	Continued strong financial results:

o	Full year 2013:

¡	Net income of $21.9 billion, up 16 percent from 2012

¡	Diluted earnings per share (EPS) of $3.89, up 16 percent

¡	Revenue of $83.8 billion, compared with $86.1 billion

¡	Return on average assets (ROA) of 1.51 percent, up 10 basis points

¡	Return on equity (ROE) of 13.87 percent, up 92 basis points

¡	Returned $11.4 billion to shareholders through dividends and share repurchases

o	Fourth quarter 2013:

¡	Net income of $5.6 billion, up 10 percent from fourth quarter 2012

¡	Diluted earnings per share of $1.00, up 10 percent

¡	Revenue of $20.7 billion, compared with $21.9 billion

¡	Noninterest expense of $12.1 billion, down $811 million

¡	Efficiency ratio of 58.5 percent, improved by 30 basis points

¡	ROA of 1.47 percent, up 1 basis point

¡	ROE of 13.81 percent, up 46 basis points

•	Fourth quarter 2013 results included:

o	Strong loan and deposit growth:

¡	Total loans of $825.8 billion, up $26.2 billion from fourth quarter 2012

¡	Core loan portfolio up $39.9 billion[1]

¡	Total average core checking and savings deposits up $50.7 billion

o	Continued improvement in credit quality:

¡	Net charge-offs of $963 million, down $1.1 billion from fourth quarter 2012

o	Net charge-off rate of 0.47 percent (annualized), compared with 1.05 percent

¡	Nonperforming assets down $4.9 billion

¡	$600 million reserve release[2] due to continued strong credit performance and improved economic conditions

1 See table on page 5 for more information on core and non-strategic/liquidating loan portfolios.

2 Reserve release represents the amount by which net charge-offs exceed the provision for credit losses.

o	Strengthened capital levels:

¡	Tier 1 common equity[3] ratio under Basel I of 10.82 percent at December 31, 2013

¡	Common Equity Tier 1 ratio under Basel III, using the advanced approach, of 9.78 percent[4]

¡	Period end common stock share count declined 16.6 million from third quarter 2013 reflecting 30.0 million of purchases in the quarter

¡	Purchased an additional estimated 11.3 million shares through a forward repurchase transaction expected to settle in first quarter 2014

Selected Financial Information

		Quarter ended

	Dec. 31,	Sept. 30,	Dec. 31,	Year ended Dec. 31,

	2013	2013	2012	2013	2012

Earnings
Diluted earnings per common share	$1.00	0.99	0.91	3.89	3.36
Wells Fargo net income (in billions)	5.61	5.58	5.09	21.88	18.90
Return on assets (ROA)	1.47%	1.53	1.46	1.51	1.41
Return on equity (ROE)	13.81	14.07	13.35	13.87	12.95

Asset Quality
Net charge-offs (annualized) as a % of avg. total loans	0.47	0.48	1.05	0.56	1.17
Allowance for credit losses as a % of total loans	1.81	1.93	2.19	1.81	2.19
Allowance for credit losses as a % of annualized net charge-offs	392	405	211	332	193

Other
Revenue (in billions)	$20.7	20.5	21.9	83.8	86.1
Efficiency ratio	58.5%	59.1	58.8	58.3	58.5
Average loans (in billions)	$816.7	804.8	787.2	805.0	775.2
Average core deposits (in billions)	965.8	940.3	928.8	942.1	893.9
Net interest margin	3.26%	3.38	3.56	3.39	3.76

SAN FRANCISCO – Wells Fargo & Company (NYSE:WFC) reported diluted earnings per common share of $3.89 for 2013, up 16 percent from $3.36 in 2012. Full year net income was $21.9 billion, compared with $18.9 billion in 2012. For fourth quarter 2013, net income was $5.6 billion, or $1.00 per share, compared with $5.1 billion, or $0.91 per share, for fourth quarter 2012.

“Wells Fargo had another outstanding year in 2013, including strong growth in loans and deposits, and double-digit growth in earnings,” said Chairman and CEO John Stumpf. “In the five years since our merger with Wachovia, we have grown our businesses, invested in our franchise’s future and contributed to the U.S. economy’s recovery. Our 264,000 team members made it possible through their strong commitment to our consumer, small business and commercial customers, and the communities they serve around the world. Strong earnings power and capital levels, and an improving economic outlook are major reasons why we look ahead to 2014 with optimism.”

Chief Financial Officer Tim Sloan said, “The fourth quarter of 2013 was very strong for Wells Fargo, with record earnings, solid growth in loans, deposits and capital, and strong credit quality. We also grew both net

3 See tables on page 38 for more information on Tier 1 common equity.

4 Estimated based on management’s interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

interest income and noninterest income during the quarter, despite a challenging rate environment and the expected decline in mortgage originations. Wells Fargo’s diversified model was again able to produce solid results for our shareholders.”

Revenue

Revenue in the fourth quarter was $20.7 billion, compared with $21.9 billion from a year ago. On a linked-quarter basis, revenue grew $187 million driven by increases in both net interest income and noninterest income. Revenue growth from the prior quarter was broad-based, with several businesses generating year-over-year double-digit growth, including retail brokerage, commercial real estate, credit card, insurance and asset-backed finance.

Net Interest Income

Net interest income in fourth quarter 2013 increased $55 million from the third quarter to $10.8 billion due to a larger securities portfolio, higher interest income on trading assets, lower deposit costs, and organic growth in commercial and consumer loans. These benefits were partially offset by lower interest income from mortgages held for sale. Income from variable sources, such as purchased credit-impaired (PCI) loan resolutions and loan fees included in interest income, was essentially flat on a linked quarter basis.

The Company’s net interest margin declined 12 basis points from the prior quarter to 3.26 percent resulting from two primary factors. First, actions taken in response to increased regulatory liquidity expectations – raising long-term debt and term deposits – increased cash and short-term investments. Although these actions had little impact on net interest income, they were dilutive to net interest margin, resulting in approximately 6 basis points of decline in the fourth quarter. Second, customer-driven deposit growth was very strong, which contributed to further growth in cash and short-term investments. While customer deposit growth was modestly accretive to net interest income, it diluted net interest margin an additional 6 basis points.

The net impact of balance sheet repricing and growth in the fourth quarter was neutral compared with third quarter as the benefits of securities purchases, lower deposit costs, and reduced debt yields offset the decline in mortgages held for sale income.

Noninterest Income

Noninterest income in the fourth quarter was $9.9 billion, down from $11.3 billion from a year ago, primarily due to lower mortgage banking revenue. On a linked-quarter basis, noninterest income grew $132 million driven by increases of $182 million in trust and investment fees and $72 million in market sensitive revenue.5 These increases were partially offset by a decline of $38 million in mortgage banking revenue as $205 million in higher servicing income was more than offset by lower production revenue.

5 Consists of net gains from trading activities, net gains (losses) on debt securities and net gains from equity investments.

The increase in trust and investment fees was broad-based, reflecting higher assets under management in the Asset Management Group and in our Retail Brokerage business, in each case driven by strong market performance and higher net flows. In addition, increased investment banking revenues from our Wholesale Banking customers contributed to the higher level of trust and investment fees.

Mortgage banking noninterest income was $1.6 billion, down $38 million from third quarter 2013. During the fourth quarter, residential mortgage originations were $50 billion, down from $80 billion in third quarter 2013 while the gain on sale margin strengthened to 1.77 percent in the fourth quarter, compared with 1.42 percent in the third quarter. The Company provided $26 million for mortgage loan repurchase losses, compared with $28 million in third quarter 2013. As previously announced on December 30, 2013, the Company reached an agreement with the Federal National Mortgage Association (Fannie Mae), which was fully covered through previously established mortgage repurchase accruals, that resolved substantially all repurchase liabilities related to loans sold to Fannie Mae that were originated prior to January 1, 2009. Net mortgage servicing rights (MSRs) results were $266 million, compared with $26 million in third quarter 2013.

The Company had net unrealized securities gains of $3.9 billion at December 31, 2013, down from $5.8 billion at September 30, 2013, primarily driven by an increase in interest rates in the quarter.

Noninterest Expense

Noninterest expense of $12.1 billion decreased $811 million, or 6 percent, from fourth quarter 2012. On a linked-quarter basis, noninterest expense declined $17 million, as seasonally-higher costs for equipment (including software licenses) and outside professional services (including project spend on business investments and compliance and regulatory-related initiatives) were more than offset by lower salaries and mortgage-related incentive compensation. The efficiency ratio was 58.5 percent in fourth quarter 2013, compared with 59.1 percent in third quarter 2013. The Company expects to operate within its targeted efficiency ratio range of 55 to 59 percent in first quarter 2014.

Loans

Total loans were $825.8 billion at December 31, 2013, up $13.5 billion from September 30, 2013, driven by growth in all categories except for junior lien mortgages – a portfolio the Company has intentionally been reducing. Core loan growth was $16.7 billion, as non-strategic/liquidating portfolios declined $3.3 billion in the quarter. Total average loans were $816.7 billion, up $11.9 billion from the prior quarter, driven by commercial and industrial, 1-4 family first mortgages and the full quarter benefit of portfolio acquisitions in the third quarter (CRE and foreign).

	December 31, 2013			September 30, 2013

(in millions)	Core	Liquidating (1)	Total	Core	Liquidating (1)	Total

Commercial	$378,743	2,013	380,756	369,703	2,342	372,045
Consumer	366,190	78,853	445,043	358,484	81,796	440,280

Total loans	$744,933	80,866	825,799	728,187	84,138	812,325

Change from prior quarter:	$16,746	(3,272)	13,474	13,777	(3,426)	10,351

(1)	See table on page 35 for additional information on non-strategic/liquidating loan portfolios. Management believes that the above information provides useful disclosure regarding the Company’s ongoing loan portfolios.

Deposits

Total average deposits for fourth quarter 2013 were $1.1 trillion, up 9 percent from a year ago and up 13 percent (annualized) from third quarter 2013, driven by strong commercial and consumer growth. The average deposit cost for fourth quarter 2013 improved to 11 basis points, compared with 12 basis points in the prior quarter and 16 basis points a year ago. Average core deposits were $965.8 billion, up 4 percent from a year ago and up 11 percent (annualized) from third quarter 2013. Average core checking and savings deposits were $922.8 billion, up 6 percent from a year ago and up 13 percent (annualized) from third quarter 2013. Average mortgage escrow deposits decreased to $28.2 billion, compared with $42.2 billion a year ago and $34.7 billion in third quarter 2013.

Capital

Capital continued to strengthen in the fourth quarter, with Tier 1 common equity of $123.5 billion under Basel I, or 10.82 percent of risk-weighted assets, compared with 10.12 percent in fourth quarter 2012 and 10.60 percent in third quarter 2013. The Common Equity Tier 1 ratio under Basel III, using the advanced approach, was 9.78 percent.6 In fourth quarter 2013, the Company purchased 30.0 million shares of its common stock and an additional estimated 11.3 million shares through a forward repurchase transaction expected to settle in first quarter 2014. The Company also paid a quarterly common stock dividend of $0.30 per share, up from $0.22 a year ago.

	Dec. 31,	Sept. 30,	Dec. 31,
(as a percent of total risk-weighted assets)	2013	2013	2012

Ratios under Basel I (1):

Tier 1 common equity (2)	10.82%	10.60	10.12
Tier 1 capital	12.33	12.11	11.75
Tier 1 leverage	9.60	9.76	9.47

(1)	December 31, 2013, ratios are preliminary.
(2)	See table on page 38 for more information on Tier 1 common equity.

Credit Quality

“Credit performance continued to be strong in the fourth quarter and we were pleased with the quality of the loans we originated. Losses remained at historical lows and non-performing assets decreased

6 Estimated based on management’s interpretation of final rules adopted July 2, 2013, by the Federal Reserve Board establishing a new comprehensive capital framework for U.S. banking organizations that would implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.

significantly,” said Chief Risk Officer Mike Loughlin. “Credit losses were $963 million in fourth quarter 2013, compared with $2.1 billion in fourth quarter 2012, a 54 percent year-over-year improvement. The quarterly loss rate was 0.47 percent with commercial losses of only 0.06 percent and consumer losses of 0.82 percent. The consumer loss levels continued to benefit from the improvement in the residential real estate market and the economy. Nonperforming assets declined by $1.1 billion, or 21 percent (annualized) from last quarter. We released $600 million from the allowance for credit losses in the fourth quarter, reflecting improvements in credit performance. Given these favorable conditions, we continue to expect future reserve releases absent a significant deterioration in the economic environment.”

Net Loan Charge-offs

Net loan charge-offs improved to $963 million in fourth quarter 2013, or 0.47 percent of average loans, compared with $975 million in third quarter 2013, or 0.48 percent of average loans.

Net Loan Charge-Offs

	Quarter ended

	Dec. 31, 2013		Sept. 30, 2013		June 30, 2013

($ in millions)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)	Net loan charge- offs	As a % of average loans (1)

Commercial:
Commercial and industrial	$107	0.22%	$58	0.12%	$77	0.17%
Real estate mortgage	(41)	(0.15)	(20)	(0.08)	(5)	(0.02)
Real estate construction	(13)	(0.32)	(17)	(0.41)	(45)	(1.10)
Lease financing	-	-	-	-	18	0.57
Foreign	-	-	(2)	(0.02)	(1)	(0.01)

Total commercial	53	0.06	19	0.02	44	0.05

Consumer:
Real estate 1-4 family first mortgage	195	0.30	242	0.38	328	0.52
Real estate 1-4 family junior lien mortgage	226	1.34	275	1.58	359	2.02
Credit card	220	3.38	207	3.28	234	3.90
Automobile	108	0.85	78	0.63	42	0.35
Other revolving credit and installment	161	1.50	154	1.46	145	1.38

Total consumer	910	0.82	956	0.86	1,108	1.01

Total	$963	0.47%	$975	0.48%	$1,152	0.58%

(1)	Quarterly net charge-offs as a percentage of average loans are annualized. See explanation on page 32 of the accounting for purchased credit-impaired (PCI) loans and the impact on selected financial ratios.

Nonperforming Assets

Nonperforming assets decreased by $1.1 billion from the prior quarter to $19.6 billion. Nonaccrual loans decreased $1.2 billion from the prior quarter to $15.7 billion. Foreclosed assets were $3.9 billion, up from $3.8 billion in third quarter 2013, reflecting an increase in foreclosed assets insured by the Federal Housing Administration (FHA) or guaranteed by the Veterans Administration (VA). This increase was primarily driven by enhancements to loan modification programs, slowing foreclosures in prior quarters.

Nonperforming Assets (Nonaccrual Loans and Foreclosed Assets)

	Dec. 31, 2013		Sept. 30, 2013		June 30, 2013

		As a		As a		As a
		% of		% of		% of
	Total	total	Total	total	Total	total
($ in millions)	balances	loans	balances	loans	balances	loans

Commercial:
Commercial and industrial	$738	0.37%	$809	0.42%	$1,022	0.54%
Real estate mortgage	2,252	2.10	2,496	2.36	2,708	2.59
Real estate construction	416	2.48	517	3.15	665	4.04
Lease financing	29	0.24	17	0.15	20	0.17
Foreign	40	0.08	47	0.10	40	0.10

Total commercial	3,475	0.91	3,886	1.04	4,455	1.23

Consumer:
Real estate 1-4 family first mortgage	9,799	3.79	10,450	4.10	10,705	4.23
Real estate 1-4 family junior lien mortgage	2,188	3.32	2,333	3.45	2,522	3.60
Automobile	173	0.34	188	0.38	200	0.41
Other revolving credit and installment	33	0.08	36	0.08	33	0.08

Total consumer	12,193	2.74	13,007	2.95	13,460	3.07

Total nonaccrual loans	15,668	1.90	16,893	2.08	17,915	2.23

Foreclosed assets:
Government insured/guaranteed	2,093		1,781		1,026
Non-government insured/guaranteed	1,844		2,021		2,114

Total foreclosed assets	3,937		3,802		3,140

Total nonperforming assets	$19,605	2.37%	$20,695	2.55%	$21,055	2.63%

Change from prior quarter:
Total nonaccrual loans	$(1,225)		$(1,022)		$(1,611)
Total nonperforming assets	(1,090)		(360)		(1,821)

Loans 90 Days or More Past Due and Still Accruing

Loans 90 days or more past due and still accruing (excluding government insured/guaranteed) totaled $1.0 billion at December 31, 2013, compared with $1.1 billion at September 30, 2013. Loans 90 days or more past due and still accruing with repayments insured by the Federal Housing Administration (FHA) or predominantly guaranteed by the Department of Veterans Affairs (VA) for mortgages and the U.S. Department of Education for student loans under the Federal Family Education Loan Program were $22.2 billion at December 31, 2013, up from $21.1 billion at September 30, 2013.

Allowance for Credit Losses

The allowance for credit losses, including the allowance for unfunded commitments, totaled $15.0 billion at December 31, 2013, down from $15.6 billion at September 30, 2013. The allowance coverage to total loans was 1.81 percent, compared with 1.93 percent in third quarter 2013. The allowance covered 3.9 times annualized fourth quarter net charge-offs, compared with 4.0 times in the prior quarter. The allowance coverage to nonaccrual loans was 96 percent at December 31, 2013 compared with 93 percent at September 30, 2013. “We believe the allowance was appropriate for losses inherent in the loan portfolio at December 31, 2013,” said Loughlin.

Business Segment Performance

Wells Fargo defines its operating segments by product type and customer segment. Segment net income for each of the three business segments was:

			Quarter ended

	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2013	2013	2012

Community Banking	$3,222	3,341	2,869
Wholesale Banking	2,111	1,973	2,032
Wealth, Brokerage and Retirement	491	450	351

More financial information about the business segments is on pages 39 and 40.

Community Banking offers a complete line of diversified financial products and services for consumers and small businesses including checking and savings accounts, credit and debit cards, and auto, student, and small business lending. Community Banking also offers investment, insurance and trust services in 39 states and D.C., and mortgage and home equity loans in all 50 states and D.C. through its Regional Banking and Wells Fargo Home Lending business units.

Selected Financial Information

			Quarter ended

	Dec. 31,	Sept. 30,	Dec. 31,
(in millions)	2013	2013	2012

Total revenue	$12,254	12,244	13,782
Provision for credit losses	490	240	1,757
Noninterest expense	7,073	7,060	8,033
Segment net income	3,222	3,341	2,869

(in billions)
Average loans	502.5	497.7	493.1
Average assets	883.6	836.6	794.2
Average core deposits	620.2	618.2	608.9

Community Banking reported net income of $3.2 billion, down $119 million, or 4 percent, from third quarter 2013. Revenue of $12.3 billion increased $10 million, or 0.1 percent, from the prior quarter primarily due to higher gains on equity investments. The provision for credit losses increased $250 million from the prior quarter as the $26 million improvement in net charge-offs was more than offset by a lower reserve release.

Net income was up $353 million, or 12 percent, from fourth quarter 2012. Revenue decreased $1.5 billion, or 11 percent, from a year ago due to lower mortgage banking revenue, partially offset by higher net interest income, trust and investment fees, and revenue from debit and credit card volumes. Noninterest expense declined $960 million, or 12 percent, from a year ago largely due to costs in 2012 associated with the OCC’s Independent Foreclosure Review settlement, and a $250 million contribution to the Wells Fargo Foundation. The provision for credit losses decreased $1.3 billion from a year ago driven by a $953 million decline in net charge-offs and a $314 million increase in the reserve release.

Regional Banking

•	Retail banking

o	Retail Bank household cross-sell ratio of 6.16 products per household, up from 6.05 year-over-year[7]

o	Primary consumer checking customers[8] up a net 4.7 percent year-over-year[7]

o	Customers rated their experience with Wells Fargo stores at an all-time high based on fourth quarter survey results

•	Small Business/Business Banking

o	Primary business checking customers[8] up a net 4.7 percent year-over-year[7]

o	$18.9 billion in new loan commitments to small business customers (primarily with annual revenues less than $20 million) in 2013, up 18 percent from 2012

o	For fifth consecutive year, Wells Fargo was nation’s #1 SBA 7(a) small business lender in dollars, and for first three months of new federal fiscal year was #1 lender in dollars and units[9]

•	Online and Mobile Banking

o	22.9 million active online customers, up 7 percent year-over-year[7]

o	11.9 million active mobile customers, up 27 percent year-over-year[7]

Consumer Lending Group

•	Home Lending

o	Originations of $50 billion, compared with $80 billion in prior quarter

o	Applications of $65 billion, compared with $87 billion in prior quarter

o	Application pipeline of $25 billion at quarter end, compared with $35 billion at September 30, 2013

o	Residential mortgage servicing portfolio of $1.8 trillion; ratio of MSRs to related loans serviced for others was 88 basis points, compared with 82 basis points in prior quarter

o	Average note rate on the servicing portfolio was 4.52 percent, compared with 4.54 percent in prior quarter

•	Consumer Credit

o	Credit card penetration in retail banking households rose to 37.0 percent[7], up from 33.1 percent in prior year

o	Auto originations of $6.8 billion, down 2 percent from prior quarter and up 26 percent from prior year

7 Data as of November 2013, comparisons with November 2012.

8 Customers who actively use their checking account with transactions such as debit card purchases, online bill payments, and direct deposit.

9 U.S. SBA data, federal fiscal year 2009-2013 (year ending September) and partial fiscal year 2014.

Wholesale Banking provides financial solutions to businesses across the United States and globally with annual sales generally in excess of $20 million. Products and business segments include Middle Market Commercial Banking, Government and Institutional Banking, Corporate Banking, Commercial Real Estate, Treasury Management, Wells Fargo Capital Finance, Insurance, International, Real Estate Capital Markets, Commercial Mortgage Servicing, Corporate Trust, Equipment Finance, Wells Fargo Securities, Principal Investments, Asset Backed Finance, and Asset Management.

Selected Financial Information

		Quarter ended

(in millions)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012

Total revenue	$5,972	5,871	5,993
Provision (reversal of provision) for credit losses	(125)	(144)	60
Noninterest expense	3,020	3,084	3,007
Segment net income	2,111	1,973	2,032

(in billions)
Average loans	298.0	290.4	279.2
Average assets	512.3	500.7	489.7
Average core deposits	258.5	235.3	240.7

Wholesale Banking reported net income of $2.1 billion, up $138 million, or 7 percent, from third quarter 2013. Revenue of $6.0 billion increased $101 million, or 2 percent, from the prior quarter on strong growth across many areas including asset management, commercial real estate, corporate banking and investment banking as well as seasonally higher crop insurance revenue. Noninterest expense decreased $64 million, or 2 percent, from third quarter 2013, benefiting from lower FDIC expense, partially offset by higher variable personnel expense.

Net income was up $79 million, or 4 percent, from fourth quarter 2012. Revenue decreased $21 million, or 0.4 percent, from fourth quarter 2012 as business growth and strong loan and deposit growth was more than offset by lower sales and trading, equity funds gains and other income. Noninterest expense increased $13 million from a year ago due to higher personnel expenses and support costs. The provision for credit losses decreased $185 million from a year ago due to a $152 million reduction in credit losses and $33 million of additional reserve release. The fourth quarter 2013 provision included an $83 million reserve release, compared with a $50 million release a year ago.

•	Seven percent average loan growth in fourth quarter 2013 compared with fourth quarter 2012. The growth came from nearly all portfolios, including asset-backed finance, commercial real estate, and international

•	Investment banking full year 2013 revenue from Wholesale Banking customers increased 22 percent from full year 2012

•	Investment banking full year 2013 market share of 5.6 percent up from 5.0 percent for full year 2012

•	Cross-sell of 7.1 products per relationship up from 7.0 in prior quarter

•	Full year 2013 treasury management revenue up 8 percent from full year 2012

•	Fourth quarter assets under management up $12 billion from prior quarter to $487 billion, reflecting net client inflows and increased market valuation

Wealth, Brokerage and Retirement provides a full range of financial advisory services to clients using a planning approach to meet each client’s needs. Wealth Management provides affluent and high net worth clients with a complete range of wealth management solutions, including financial planning, private banking, credit, investment management and fiduciary services. Abbot Downing, a Wells Fargo business, provides comprehensive wealth management services to ultra high net worth families and individuals as well as endowments and foundations. Brokerage serves customers’ advisory, brokerage and financial needs as part of one of the largest  full-service brokerage firms in the United States. Retirement is a national leader in providing institutional retirement and trust services (including 401(k) and pension plan record keeping) for businesses, retail retirement solutions for individuals, and reinsurance services  for the life insurance industry.

Selected Financial Information

	Quarter ended

(in millions)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012

Total revenue	$3,438	3,307	3,094
Provision (reversal of provision) for credit losses	(11)	(38)	15
Noninterest expense	2,655	2,619	2,513
Segment net income	491	450	351

(in billions)
Average loans	48.4	46.7	43.3
Average assets	185.3	180.8	171.7
Average core deposits	153.9	150.6	143.4

Wealth, Brokerage and Retirement reported net income of $491 million, up $41 million, or 9 percent, from third quarter 2013. Revenue of $3.4 billion increased $131 million, or 4 percent, from the prior quarter primarily driven by higher asset-based fees, as well as increases in net interest income and brokerage transaction revenue. Noninterest expense was up 1 percent over the prior quarter as increased broker commissions and other incentives, as well as higher non-personnel expenses, were mostly offset by lower FDIC expense. The provision for credit losses increased $27 million from third quarter 2013 due to reduced reserve releases. The provision in fourth and third quarters 2013 included $11 million and $38 million of reserve releases, respectively.

Net income was up $140 million, or 40 percent, from fourth quarter 2012. Revenue increased $344 million, or 11 percent, from a year ago primarily driven by strong growth in asset-based fees, as well as higher net interest income and higher gains on deferred compensation plan investments (offset in compensation expense). Noninterest expense increased $142 million, or 6 percent, from a year ago due to higher broker commissions, increased non-personnel expenses and an increase in deferred compensation plan expense (offset in trading income), partially offset by lower FDIC expense. The provision for credit losses decreased $26 million from a year ago; the provision in fourth quarter 2012 included an $8 million reserve release.

Retail Brokerage

•	Client assets of $1.4 trillion, up 12 percent from prior year

•	Managed account assets increased $71 billion, or 23 percent, from prior year driven by strong market performance and net flows

•	Strong deposit growth, with average balances up 9 percent from prior year

•	Average loan balances increased 24 percent from prior year

Wealth Management

•	Client assets of $218 billion, up 7 percent from prior year

•	Average loan balances up 9 percent from prior year

Retirement

•	IRA assets of $341 billion, up 15 percent from prior year

•	Institutional Retirement plan assets of $298 billion, up 12 percent from prior year

WBR cross-sell ratio of 10.42 products per household, up from 10.27 a year ago

Conference Call

The Company will host a live conference call on Tuesday, January 14, at 7 a.m. PDT (10 a.m. EDT). To access the call, please dial 866-872-5161 (U.S. and Canada) or 706-643-1962 (International). No password is required. The call is also available online at wellsfargo.com/invest_relations/earnings and http://us.meeting-stream.com/wellsfargobankna_011414.

A replay of the conference call will be available beginning at approximately noon PST (3 p.m. EST) on January 14 through Tuesday, January 21. Please dial 855-859-2056 (U.S. and Canada) or 404-537-3406 (International) and enter Conference ID #99204348. The replay will also be available online at wellsfargo.com/invest_relations/earnings.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. In addition, we may make forward-looking statements in our other documents filed or furnished with the SEC, and our management may make forward-looking statements orally to analysts, investors, representatives of the media and others. Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “target,” “projects,” “outlook,” “forecast,” “will,” “may,” “could,” “should,” “can” and similar references to future periods. In particular, forward-looking statements include, but are not limited to, statements we make about: (i) the future operating or financial performance of the Company, including our outlook for future growth; (ii) our noninterest expense and efficiency ratio; (iii) future credit quality and performance, including our expectations regarding future loan losses and allowance releases; (iv) the appropriateness of the allowance for credit losses; (v) our expectations regarding net interest income and net interest margin; (vi) loan growth or the reduction or mitigation of risk in our loan portfolios; (vii) future capital levels and our estimated common equity tier 1 ratio under Basel III capital standards; (viii) the performance of our mortgage business and any related exposures; (ix) the expected outcome and impact of legal, regulatory and legislative developments, as well as our expectations regarding compliance therewith; (x) future common stock dividends, common share repurchases and other uses of capital; (xi) our targeted range for return on assets and return on equity; (xii) the outcome of contingencies, such as legal proceedings; and (xiii) the Company’s plans, objectives and strategies.

Forward-looking statements are not based on historical facts but instead represent our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We caution you, therefore, against relying on any of these forward-looking statements. They are neither statements of historical fact nor guarantees or assurances of future performance. While there is no assurance that any list of risks and uncertainties or risk factors is complete, important factors that could cause actual results to differ materially from those in the forward-looking statements include the following, without limitation:

•	current and future economic and market conditions, including the effects of declines in housing prices, high unemployment rates, U.S. fiscal debt, budget and tax matters, the sovereign debt crisis and economic difficulties in Europe, and the overall slowdown in global economic growth;

•	our capital and liquidity requirements (including under regulatory capital standards, such as the Basel III capital standards) and our ability to generate capital internally or raise capital on favorable terms;

•	financial services reform and other current, pending or future legislation or regulation that could have a negative effect on our revenue and businesses, including the Dodd-Frank Act and other legislation and regulation relating to bank products and services;

•	the extent of our success in our loan modification efforts, as well as the effects of regulatory requirements or guidance regarding loan modifications;

•	the amount of mortgage loan repurchase demands that we receive and our ability to satisfy any such demands without having to repurchase loans related thereto or otherwise indemnify or reimburse third parties, and the credit quality of or losses on such repurchased mortgage loans;

•	negative effects relating to our mortgage servicing and foreclosure practices, including our obligations under the settlement with the Department of Justice and other federal and state government entities, as well as changes in industry standards or practices, regulatory or judicial requirements, penalties or fines, increased servicing and other costs or obligations, including loan modification requirements, or delays or moratoriums on foreclosures;

•	our ability to realize our efficiency ratio target as part of our expense management initiatives, including as a result of business and economic cyclicality, seasonality, changes in our business composition and operating environment, growth in our businesses and/or acquisitions, and unexpected expenses relating to, among other things, litigation and regulatory matters;

•	the effect of the current low interest rate environment or changes in interest rates on our net interest income, net interest margin and our mortgage originations, mortgage servicing rights and mortgages held for sale;

•	a recurrence of significant turbulence or disruption in the capital or financial markets, which could result in, among other things, reduced investor demand for mortgage loans, a reduction in the availability of funding or increased funding costs, and declines in asset values and/or recognition of other-than-temporary impairment on securities held in our available-for-sale portfolio;

•	the effect of a fall in stock market prices on our investment banking business and our fee income from our brokerage, asset and wealth management businesses;

•	reputational damage from negative publicity, protests, fines, penalties and other negative consequences from regulatory violations and legal actions;

•	a failure in or breach of our operational or security systems or infrastructure, or those of our third party vendors or other service providers, including as a result of cyber attacks;

•	the effect of changes in the level of checking or savings account deposits on our funding costs and net interest margin;

•	fiscal and monetary policies of the Federal Reserve Board; and

•	the other risk factors and uncertainties described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012.

In addition to the above factors, we also caution that the amount and timing of any future common stock dividends or repurchases will depend on the earnings, cash requirements and financial condition of the Company, market conditions, capital requirements (including under Basel capital standards), common stock issuance requirements, applicable law and regulations (including federal securities laws and federal banking regulations), and other factors deemed relevant by the Company’s Board of Directors, and may be subject to regulatory approval or conditions.

For more information about factors that could cause actual results to differ materially from our expectations, refer to our reports filed with the Securities and Exchange Commission, including the discussion under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2012, as filed with the Securities and Exchange Commission and available on its website at www.sec.gov.

Any forward-looking statement made by us speaks only as of the date on which it is made. Factors or events that could cause our actual results to differ may emerge from time to time, and it is not possible for us to predict all of them. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by law.

About Wells Fargo

Wells Fargo & Company (NYSE: WFC) is a nationwide, diversified, community-based financial services company with $1.5 trillion in assets. Founded in 1852 and headquartered in San Francisco, Wells Fargo provides banking, insurance, investments, mortgage, and consumer and commercial finance through more than 9,000 stores, 12,000 ATMs, and the Internet (wellsfargo.com), and has offices in more than 35 countries to support the bank’s customers who conduct business in the global economy. With more than 270,000 team members, Wells Fargo serves one in three households in the United States. Wells Fargo & Company was ranked No. 25 on Fortune’s 2013 rankings of America’s largest corporations. Wells Fargo’s vision is to satisfy all our customers’ financial needs and help them succeed financially.

# # #

Wells Fargo & Company and Subsidiaries

QUARTERLY FINANCIAL DATA

TABLE OF CONTENTS

Pages

Summary Information
Summary Financial Data	17-18

Income
Consolidated Statement of Income	19
Consolidated Statement of Comprehensive Income	20
Condensed Consolidated Statement of Changes in Total Equity	20
Five Quarter Consolidated Statement of Income	21
Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	22-23
Five Quarter Average Balances, Yields and Rates Paid (Taxable-Equivalent Basis)	24
Noninterest Income and Noninterest Expense	25-26

Balance Sheet
Consolidated Balance Sheet	27-28
Investment Securities	29

Loans
Loans	29
Nonperforming Assets	30
Loans 90 Days or More Past Due and Still Accruing	31
Purchased Credit-Impaired Loans	32-34
Pick-A-Pay Portfolio	35
Non-Strategic and Liquidating Loan Portfolios	35
Changes in Allowance for Credit Losses	36-37

Equity
Tier 1 Common Equity	38

Operating Segments
Operating Segment Results	39-40

Other
Mortgage Servicing and other related data	41-43

Wells Fargo & Company and Subsidiaries

SUMMARY FINANCIAL DATA

	Quarter ended			% Change Dec. 31, 2013 from		Year ended

($ in millions, except per share amounts)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012	% Change

For the Period
Wells Fargo net income	$5,610	5,578	5,090	1%	10	$21,878	18,897	16%
Wells Fargo net income applicable to common stock	5,369	5,317	4,857	1	11	20,889	17,999	16
Diluted earnings per common share	1.00	0.99	0.91	1	10	3.89	3.36	16
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.47%	1.53	1.46	(4)	1	1.51	1.41	7
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.81	14.07	13.35	(2)	3	13.87	12.95	7
Efficiency ratio (1)	58.5	59.1	58.8	(1)	(1)	58.3	58.5	-
Total revenue	$20,665	20,478	21,948	1	(6)	$83,780	86,086	(3)
Pre-tax pre-provision profit (PTPP) (2)	8,580	8,376	9,052	2	(5)	34,938	35,688	(2)
Dividends declared per common share	0.30	0.30	0.22	-	36	1.15	0.88	31
Average common shares outstanding	5,270.3	5,295.3	5,272.4	-	-	5,287.3	5,287.6	-
Diluted average common shares outstanding	5,358.6	5,381.7	5,338.7	-	-	5,371.2	5,351.5	-
Average loans	$816,669	804,779	787,210	1	4	$804,992	775,224	4
Average assets	1,509,117	1,449,610	1,387,056	4	9	1,448,305	1,341,635	8
Average core deposits (3)	965,828	940,279	928,824	3	4	942,120	893,937	5
Average retail core deposits (4)	679,355	670,335	646,145	1	5	669,657	629,320	6
Net interest margin	3.26%	3.38	3.56	(4)	(8)	3.39	3.76	(10)

At Period End
Investment securities	$264,353	259,399	235,199	2	12	$264,353	235,199	12
Loans	825,799	812,325	799,574	2	3	825,799	799,574	3
Allowance for loan losses	14,502	15,159	17,060	(4)	(15)	14,502	17,060	(15)
Goodwill	25,637	25,637	25,637	-	-	25,637	25,637	-
Assets	1,527,015	1,488,055	1,422,968	3	7	1,527,015	1,422,968	7
Core deposits (3)	980,063	947,805	945,749	3	4	980,063	945,749	4
Wells Fargo stockholders’ equity	170,142	167,165	157,554	2	8	170,142	157,554	8
Total equity	171,008	168,813	158,911	1	8	171,008	158,911	8
Capital ratios:
Total equity to assets	11.20%	11.34	11.17	(1)	-	11.20	11.17	-
Risk-based capital (5):
Tier 1 capital	12.33	12.11	11.75	2	5	12.33	11.75	5
Total capital	15.44	15.09	14.63	2	6	15.44	14.63	6
Tier 1 leverage (5)	9.60	9.76	9.47	(2)	1	9.60	9.47	1
Tier 1 common equity (5)(6)	10.82	10.60	10.12	2	7	10.82	10.12	7
Common shares outstanding	5,257.2	5,273.7	5,266.3	-	-	5,257.2	5,266.3	-
Book value per common share	$29.48	28.98	27.64	2	7	$29.48	27.64	7
Common stock price:
High	45.64	44.79	36.34	2	26	45.64	36.60	25
Low	40.07	40.79	31.25	(2)	28	34.43	27.94	23
Period end	45.40	41.32	34.18	10	33	45.40	34.18	33
Team members (active, full-time equivalent)	264,900	270,600	269,200	(2)	(2)	264,900	269,200	(2)

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The December 31, 2013, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity Under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER SUMMARY FINANCIAL DATA

	Quarter ended

($ in millions, except per share amounts)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

For the Quarter
Wells Fargo net income	$5,610	5,578	5,519	5,171	5,090
Wells Fargo net income applicable to common stock	5,369	5,317	5,272	4,931	4,857
Diluted earnings per common share	1.00	0.99	0.98	0.92	0.91
Profitability ratios (annualized):
Wells Fargo net income to average assets (ROA)	1.47%	1.53	1.55	1.49	1.46
Wells Fargo net income applicable to common stock to average Wells Fargo common stockholders’ equity (ROE)	13.81	14.07	14.02	13.59	13.35
Efficiency ratio (1)	58.5	59.1	57.3	58.3	58.8
Total revenue	$20,665	20,478	21,378	21,259	21,948
Pre-tax pre-provision profit (PTPP) (2)	8,580	8,376	9,123	8,859	9,052
Dividends declared per common share	0.30	0.30	0.30	0.25	0.22
Average common shares outstanding	5,270.3	5,295.3	5,304.7	5,279.0	5,272.4
Diluted average common shares outstanding	5,358.6	5,381.7	5,384.6	5,353.5	5,338.7
Average loans	$816,669	804,779	800,241	798,074	787,210
Average assets	1,509,117	1,449,610	1,429,005	1,404,334	1,387,056
Average core deposits (3)	965,828	940,279	936,090	925,866	928,824
Average retail core deposits (4)	679,355	670,335	666,043	662,913	646,145
Net interest margin	3.26%	3.38	3.46	3.48	3.56

At Quarter End
Investment securities	$264,353	259,399	249,439	248,160	235,199
Loans	825,799	812,325	801,974	799,966	799,574
Allowance for loan losses	14,502	15,159	16,144	16,711	17,060
Goodwill	25,637	25,637	25,637	25,637	25,637
Assets	1,527,015	1,488,055	1,440,563	1,436,634	1,422,968
Core deposits (3)	980,063	947,805	941,158	939,934	945,749
Wells Fargo stockholders’ equity	170,142	167,165	162,421	162,086	157,554
Total equity	171,008	168,813	163,777	163,395	158,911
Capital ratios:
Total equity to assets	11.20%	11.34	11.37	11.37	11.17
Risk-based capital (5):
Tier 1 capital	12.33	12.11	12.12	11.80	11.75
Total capital	15.44	15.09	15.03	14.76	14.63
Tier 1 leverage (5)	9.60	9.76	9.63	9.53	9.47
Tier 1 common equity (5)(6)	10.82	10.60	10.71	10.39	10.12
Common shares outstanding	5,257.2	5,273.7	5,302.2	5,288.8	5,266.3
Book value per common share	$29.48	28.98	28.26	28.27	27.64
Common stock price:
High	45.64	44.79	41.74	38.20	36.34
Low	40.07	40.79	36.19	34.43	31.25
Period end	45.40	41.32	41.27	36.99	34.18
Team members (active, full-time equivalent)	264,900	270,600	274,300	274,300	269,200

(1)	The efficiency ratio is noninterest expense divided by total revenue (net interest income and noninterest income).
(2)	Pre-tax pre-provision profit (PTPP) is total revenue less noninterest expense. Management believes that PTPP is a useful financial measure because it enables investors and others to assess the Company’s ability to generate capital to cover credit losses through a credit cycle.
(3)	Core deposits are noninterest-bearing deposits, interest-bearing checking, savings certificates, certain market rate and other savings, and certain foreign deposits (Eurodollar sweep balances).
(4)	Retail core deposits are total core deposits excluding Wholesale Banking core deposits and retail mortgage escrow deposits.
(5)	The December 31, 2013, ratios are preliminary.
(6)	See the “Five Quarter Tier 1 Common Equity under Basel I” table for additional information.

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF INCOME

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

(in millions, except per share amounts)	2013	2012	Change	2013	2012	Change

Interest income
Trading assets	$378	339	12%	$1,376	1,358	1%
Investment securities	2,119	1,897	12	8,116	8,098	-
Mortgages held for sale	221	413	(46)	1,290	1,825	(29)
Loans held for sale	3	3	-	13	41	(68)
Loans	8,907	9,027	(1)	35,571	36,482	(2)
Other interest income	208	178	17	723	587	23

Total interest income	11,836	11,857	-	47,089	48,391	(3)

Interest expense
Deposits	297	399	(26)	1,337	1,727	(23)
Short-term borrowings	14	24	(42)	60	79	(24)
Long-term debt	635	735	(14)	2,585	3,110	(17)
Other interest expense	87	56	55	307	245	25

Total interest expense	1,033	1,214	(15)	4,289	5,161	(17)

Net interest income	10,803	10,643	2	42,800	43,230	(1)
Provision for credit losses	363	1,831	(80)	2,309	7,217	(68)

Net interest income after provision for credit losses	10,440	8,812	18	40,491	36,013	12

Noninterest income
Service charges on deposit accounts	1,283	1,250	3	5,023	4,683	7
Trust and investment fees	3,458	3,199	8	13,430	11,890	13
Card fees	827	736	12	3,191	2,838	12
Other fees	1,119	1,193	(6)	4,340	4,519	(4)
Mortgage banking	1,570	3,068	(49)	8,774	11,638	(25)
Insurance	453	395	15	1,814	1,850	(2)
Net gains from trading activities	325	275	18	1,623	1,707	(5)
Net losses on debt securities	(14)	(63)	(78)	(29)	(128)	(77)
Net gains from equity investments	654	715	(9)	1,472	1,485	(1)
Lease income	148	170	(13)	663	567	17
Other	39	367	(89)	679	1,807	(62)

Total noninterest income	9,862	11,305	(13)	40,980	42,856	(4)

Noninterest expense
Salaries	3,811	3,735	2	15,152	14,689	3
Commission and incentive compensation	2,347	2,365	(1)	9,951	9,504	5
Employee benefits	1,160	891	30	5,033	4,611	9
Equipment	567	542	5	1,984	2,068	(4)
Net occupancy	732	728	1	2,895	2,857	1
Core deposit and other intangibles	375	418	(10)	1,504	1,674	(10)
FDIC and other deposit assessments	196	307	(36)	961	1,356	(29)
Other	2,897	3,910	(26)	11,362	13,639	(17)

Total noninterest expense	12,085	12,896	(6)	48,842	50,398	(3)

Income before income tax expense	8,217	7,221	14	32,629	28,471	15
Income tax expense	2,504	1,924	30	10,405	9,103	14

Net income before noncontrolling interests	5,713	5,297	8	22,224	19,368	15
Less: Net income from noncontrolling interests	103	207	(50)	346	471	(27)

Wells Fargo net income	$5,610	5,090	10	$21,878	18,897	16

Less: Preferred stock dividends and other	241	233	3	989	898	10

Wells Fargo net income applicable to common stock	$5,369	4,857	11	$20,889	17,999	16

Per share information
Earnings per common share	$1.02	0.92	11	$3.95	3.40	16
Diluted earnings per common share	1.00	0.91	10	3.89	3.36	16
Dividends declared per common share	0.30	0.22	36	1.15	0.88	31
Average common shares outstanding	5,270.3	5,272.4	-	5,287.3	5,287.6	-
Diluted average common shares outstanding	5,358.6	5,338.7	-	5,371.2	5,351.5	-

Wells Fargo & Company and Subsidiaries

CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

(in millions)	2013	2012	Change	2013	2012	Change

Wells Fargo net income	$5,610	5,090	10%	$21,878	18,897	16%

Other comprehensive income (loss), before tax:
Investment securities:
Net unrealized gains (losses) arising during the period	(1,739)	(454)	283	(7,661)	5,143	NM
Reclassification of net (gains) losses to net income	(88)	19	NM	(285)	(271)	5
Derivatives and hedging activities:
Net unrealized gains (losses) arising during the period	(22)	(11)	100	(32)	52	NM
Reclassification of net gains on cash flow hedges to net income	(71)	(93)	(24)	(296)	(388)	(24)
Defined benefit plans adjustments:
Net actuarial gains (losses) arising during the period	458	(757)	NM	1,533	(775)	NM
Amortization of net actuarial loss, settlements and other costs to net income	55	33	67	276	144	92
Foreign currency translation adjustments:
Net unrealized losses arising during the period	(17)	(5)	240	(44)	(6)	633
Reclassification of net gains to net income	-	-	-	(12)	(10)	20

Other comprehensive income (loss), before tax	(1,424)	(1,268)	12	(6,521)	3,889	NM
Income tax (expense) benefit related to other comprehensive income	522	481	9	2,524	(1,442)	NM

Other comprehensive income (loss), net of tax	(902)	(787)	15	(3,997)	2,447	NM
Less: Other comprehensive income (loss) from noncontrolling interests	1	(2)	NM	267	4	NM

Wells Fargo other comprehensive income (loss), net of tax	(903)	(785)	15	(4,264)	2,443	NM

Wells Fargo comprehensive income	4,707	4,305	9	17,614	21,340	(17)
Comprehensive income from noncontrolling interests	104	205	(49)	613	475	29

Total comprehensive income	$ 4,811	4,510	7	$ 18,227	21,815	(16)

NM - Not meaningful

CONDENSED CONSOLIDATED STATEMENT OF CHANGES IN TOTAL EQUITY

	Year ended Dec. 31,

(in millions)	2013	2012

Balance, beginning of period	$158,911	141,687
Cumulative effect of fair value election for certain residential mortgage servicing rights	-	2

Balance, beginning of period - adjusted	158,911	141,689
Wells Fargo net income	21,878	18,897
Wells Fargo other comprehensive income (loss), net of tax	(4,264)	2,443
Common stock issued	2,733	2,488
Common stock repurchased (1)	(5,356)	(3,918)
Preferred stock released by ESOP	1,006	888
Preferred stock issued	3,145	1,377
Common stock warrants repurchased	-	(1)
Common stock dividends	(6,086)	(4,658)
Preferred stock dividends and other	(989)	(898)
Noncontrolling interests and other, net	30	604

Balance, end of period	$171,008	158,911

(1)	For the year ended December 31, 2013, includes $500 million related to a private forward repurchase transaction entered into in fourth quarter 2013 that is expected to settle in first quarter 2014 for an estimated 11.3 million shares of common stock. For the year ended December 31, 2012, includes $200 million related to a private forward repurchase transaction entered into in fourth quarter 2012 that settled in first quarter 2013 for 6 million shares of common stock.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED STATEMENT OF INCOME

	Quarter ended

	Dec. 31,	Sept. 30,	June 30,	Mar. 31,	Dec. 31,
(in millions, except per share amounts)	2013	2013	2013	2013	2012

Interest income
Trading assets	$378	331	340	327	339
Investment securities	2,119	2,038	2,034	1,925	1,897
Mortgages held for sale	221	320	378	371	413
Loans held for sale	3	3	4	3	3
Loans	8,907	8,901	8,902	8,861	9,027
Other interest income	208	183	169	163	178

Total interest income	11,836	11,776	11,827	11,650	11,857

Interest expense
Deposits	297	318	353	369	399
Short-term borrowings	14	9	17	20	24
Long-term debt	635	621	632	697	735
Other interest expense	87	80	75	65	56

Total interest expense	1,033	1,028	1,077	1,151	1,214

Net interest income	10,803	10,748	10,750	10,499	10,643
Provision for credit losses	363	75	652	1,219	1,831

Net interest income after provision for credit losses	10,440	10,673	10,098	9,280	8,812

Noninterest income
Service charges on deposit accounts	1,283	1,278	1,248	1,214	1,250
Trust and investment fees	3,458	3,276	3,494	3,202	3,199
Card fees	827	813	813	738	736
Other fees	1,119	1,098	1,089	1,034	1,193
Mortgage banking	1,570	1,608	2,802	2,794	3,068
Insurance	453	413	485	463	395
Net gains from trading activities	325	397	331	570	275
Net gains (losses) on debt securities	(14)	(6)	(54)	45	(63)
Net gains from equity investments	654	502	203	113	715
Lease income	148	160	225	130	170
Other	39	191	(8)	457	367

Total noninterest income	9,862	9,730	10,628	10,760	11,305

Noninterest expense
Salaries	3,811	3,910	3,768	3,663	3,735
Commission and incentive compensation	2,347	2,401	2,626	2,577	2,365
Employee benefits	1,160	1,172	1,118	1,583	891
Equipment	567	471	418	528	542
Net occupancy	732	728	716	719	728
Core deposit and other intangibles	375	375	377	377	418
FDIC and other deposit assessments	196	214	259	292	307
Other	2,897	2,831	2,973	2,661	3,910

Total noninterest expense	12,085	12,102	12,255	12,400	12,896

Income before income tax expense	8,217	8,301	8,471	7,640	7,221
Income tax expense	2,504	2,618	2,863	2,420	1,924

Net income before noncontrolling interests	5,713	5,683	5,608	5,220	5,297
Less: Net income from noncontrolling interests	103	105	89	49	207

Wells Fargo net income	$5,610	5,578	5,519	5,171	5,090

Less: Preferred stock dividends and other	241	261	247	240	233

Wells Fargo net income applicable to common stock	$5,369	5,317	5,272	4,931	4,857

Per share information
Earnings per common share	$1.02	1.00	1.00	0.93	0.92
Diluted earnings per common share	1.00	0.99	0.98	0.92	0.91
Dividends declared per common share	0.30	0.30	0.30	0.25	0.22
Average common shares outstanding	5,270.3	5,295.3	5,304.7	5,279.0	5,272.4
Diluted average common shares outstanding	5,358.6	5,381.7	5,384.6	5,353.5	5,338.7

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Quarter ended December 31,

				2013				2012

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$205,276	0.28	%	$148	117,047	0.41	%	$121
Trading assets	45,379	3.40		386	42,005	3.28		345
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	6,611	1.67		27	5,281	1.64		22
Securities of U.S. states and political subdivisions	42,025	4.38		460	36,391	4.64		422
Mortgage-backed securities:
Federal agencies	117,910	2.94		866	90,898	2.71		617
Residential and commercial	29,233	6.35		464	32,669	6.53		533
Total mortgage-backed securities	147,143	3.62		1,330	123,567	3.72		1,150
Other debt and equity securities	55,325	3.43		478	50,025	3.91		490
Total available-for-sale securities	251,104	3.65		2,295	215,264	3.87		2,084
Held-to-maturity securities (4)	2,845	3.09		22	-	-		-
Mortgages held for sale (5)	21,396	4.13		221	47,241	3.50		413
Loans held for sale (5)	138	8.21		3	135	9.03		3
Loans:
Commercial:
Commercial and industrial	193,211	3.48		1,696	179,493	3.85		1,736
Real estate mortgage	105,795	3.85		1,026	105,107	4.02		1,061
Real estate construction	16,579	4.79		200	17,502	4.97		218
Lease financing	11,744	5.70		167	12,461	6.43		201
Foreign	46,682	2.23		262	39,665	2.32		231
Total commercial	374,011	3.56		3,351	354,228	3.87		3,447
Consumer:
Real estate 1-4 family first mortgage	257,253	4.15		2,673	244,634	4.39		2,686
Real estate 1-4 family junior lien mortgage	66,774	4.29		721	76,908	4.28		826
Credit card	25,854	12.23		797	23,839	12.43		745
Automobile	50,213	6.70		849	45,957	7.34		848
Other revolving credit and installment	42,564	4.94		529	41,644	4.63		485
Total consumer	442,658	5.01		5,569	432,982	5.15		5,590
Total loans (5)	816,669	4.35		8,920	787,210	4.58		9,037
Other	4,728	5.22		61	4,280	5.21		56
Total earning assets	$1,347,535	3.56	%	$12,056	1,213,182	3.96	%	$12,059

Funding sources
Deposits:
Interest-bearing checking	$35,171	0.07	%	$6	30,858	0.06	%	$5
Market rate and other savings	568,750	0.08		110	518,593	0.10		135
Savings certificates	43,067	0.94		102	56,743	1.27		181
Other time deposits	39,700	0.48		47	13,612	1.51		51
Deposits in foreign offices	86,333	0.15		32	69,398	0.15		27
Total interest-bearing deposits	773,021	0.15		297	689,204	0.23		399
Short-term borrowings	52,286	0.12		15	52,820	0.21		28
Long-term debt	153,470	1.65		635	127,505	2.30		735
Other liabilities	12,822	2.70		87	9,975	2.27		56
Total interest-bearing liabilities	991,599	0.42		1,034	879,504	0.55		1,218
Portion of noninterest-bearing funding sources	355,936	-		-	333,678	-		-
Total funding sources	$1,347,535	0.30		1,034	1,213,182	0.40		1,218
Net interest margin and net interest income on a taxable-equivalent basis (6)		3.26	%	$11,022		3.56	%	$10,841
Noninterest-earning assets
Cash and due from banks	$15,998				16,361
Goodwill	25,637				25,637
Other	119,947				131,876
Total noninterest-earning assets	$161,582				173,874

Noninterest-bearing funding sources
Deposits	$287,379				286,924
Other liabilities	60,489				63,025
Total equity	169,650				157,603
Noninterest-bearing funding sources used to fund earning assets	(355,936)				(333,678)
Net noninterest-bearing funding sources	$161,582				173,874
Total assets	$1,509,117				1,387,056

(1)	Our average prime rate was 3.25% for the quarters ended December 31, 2013 and 2012. The average three-month London Interbank Offered Rate (LIBOR) was 0.24% and 0.32% for the same quarters, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.
(4)	Includes $6.3 billion of federal agency mortgage-backed securities purchased during the fourth quarter of 2013 and $6.0 billion of auto asset-backed securities that were transferred near the end of 2013 from the available-for-sale portfolio.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments of $219 million and $198 million for the quarters ended December 31, 2013 and 2012, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)(2)

	Year ended December 31,

				2013				2012

(in millions)	Average balance	Yields/ rates		Interest income/ expense	Average balance	Yields/ rates		Interest income/ expense

Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$154,902	0.32	%	$489	84,081	0.45	%	$378
Trading assets	44,745	3.14		1,406	41,950	3.29		1,380
Investment securities (3):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	6,750	1.66		112	3,604	1.31		47
Securities of U.S. states and political subdivisions	39,922	4.38		1,748	34,875	4.48		1,561
Mortgage-backed securities:
Federal agencies	107,148	2.83		3,031	92,887	3.12		2,893
Residential and commercial	30,717	6.47		1,988	33,545	6.75		2,264
Total mortgage-backed securities	137,865	3.64		5,019	126,432	4.08		5,157
Other debt and equity securities	55,002	3.53		1,940	49,245	4.04		1,992
Total available-for-sale securities	239,539	3.68		8,819	214,156	4.09		8,757
Held-to-maturity securities (4)	717	3.06		22	-	-		-
Mortgages held for sale (5)	35,273	3.66		1,290	48,955	3.73		1,825
Loans held for sale (5)	163	7.95		13	661	6.22		41
Loans:
Commercial:
Commercial and industrial	188,092	3.62		6,807	173,913	4.01		6,981
Real estate mortgage	105,475	3.93		4,147	105,437	4.18		4,411
Real estate construction	16,445	4.77		784	17,963	4.98		894
Lease financing	12,048	6.13		738	12,771	7.22		921
Foreign	43,447	2.18		946	39,852	2.47		984
Total commercial	365,507	3.67		13,422	349,936	4.06		14,191
Consumer:
Real estate 1-4 family first mortgage	254,000	4.22		10,716	234,619	4.55		10,671
Real estate 1-4 family junior lien mortgage	70,227	4.29		3,013	80,840	4.28		3,457
Credit card	24,747	12.46		3,083	22,772	12.67		2,885
Automobile	48,476	6.94		3,365	44,986	7.54		3,390
Other revolving credit and installment	42,035	4.80		2,019	42,071	4.57		1,923
Total consumer	439,485	5.05		22,196	425,288	5.25		22,326
Total loans (5)	804,992	4.42		35,618	775,224	4.71		36,517
Other	4,354	5.39		235	4,438	4.70		209
Total earning assets	$1,284,685	3.73	%	$47,892	1,169,465	4.20	%	$49,107

Funding sources
Deposits:
Interest-bearing checking	$35,570	0.06	%	$22	30,564	0.06	%	$19
Market rate and other savings	550,394	0.08		450	505,310	0.12		592
Savings certificates	49,510	1.13		559	59,484	1.31		782
Other time deposits	28,090	0.69		194	13,363	1.68		225
Deposits in foreign offices	76,894	0.15		112	67,920	0.16		109
Total interest-bearing deposits	740,458	0.18		1,337	676,641	0.26		1,727
Short-term borrowings	54,716	0.13		71	51,196	0.18		94
Long-term debt	134,937	1.92		2,585	127,547	2.44		3,110
Other liabilities	12,471	2.46		307	10,032	2.44		245
Total interest-bearing liabilities	942,582	0.46		4,300	865,416	0.60		5,176
Portion of noninterest-bearing funding sources	342,103	-		-	304,049	-		-
Total funding sources	$1,284,685	0.34		4,300	1,169,465	0.44		5,176
Net interest margin and net interest income on a taxable-equivalent basis (6)		3.39	%	$43,592		3.76	%	$43,931
Noninterest-earning assets
Cash and due from banks	$16,272				16,303
Goodwill	25,637				25,417
Other	121,711				130,450
Total noninterest-earning assets	$163,620				172,170

Noninterest-bearing funding sources
Deposits	$280,229				263,863
Other liabilities	60,500				61,214
Total equity	164,994				151,142
Noninterest-bearing funding sources used to fund earning assets	(342,103)				(304,049)
Net noninterest-bearing funding sources	$163,620				172,170
Total assets	$1,448,305				1,341,635

(1)	Our average prime rate was 3.25% for the year ended December 31, 2013 and 2012. The average three-month London Interbank Offered Rate (LIBOR) was 0.27% and 0.43% for the same periods, respectively.
(2)	Yield/rates and amounts include the effects of hedge and risk management activities associated with the respective asset and liability categories.
(3)	The average balance amounts represent amortized cost for the periods presented.
(4)	Includes $6.3 billion of federal agency mortgage-backed securities purchased during the fourth quarter of 2013 and $6.0 billion of auto asset-backed securities that were transferred near the end of 2013 from the available-for-sale portfolio.
(5)	Nonaccrual loans and related income are included in their respective loan categories.
(6)	Includes taxable-equivalent adjustments of $792 million and $701 million for the year ended December 31, 2013 and 2012, respectively, primarily related to tax-exempt income on certain loans and securities. The federal statutory tax rate was 35% for the periods presented.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER AVERAGE BALANCES, YIELDS AND RATES PAID (TAXABLE-EQUIVALENT BASIS) (1)

	Quarter ended

	Dec. 31, 2013				Sept. 30, 2013				June 30, 2013				Mar. 31, 2013				Dec. 31, 2012
($ in billions)	Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates			Average balance	Yields/ rates
Earning assets
Federal funds sold, securities purchased under resale agreements and other short-term investments	$205.3	0.28	%	$	155.9	0.31	%	$	136.5	0.33	%	$	121.0	0.36	%	$	117.1	0.41	%
Trading assets	45.4	3.40			44.8	3.02			46.6	2.98			42.1	3.17			42.0	3.28
Investment securities (2):
Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	6.6	1.67			6.6	1.69			6.7	1.73			7.1	1.56			5.3	1.64
Securities of U.S. states and political subdivisions	42.0	4.38			40.8	4.35			39.3	4.42			37.6	4.38			36.4	4.64
Mortgage-backed securities:
Federal agencies	117.9	2.94			113.0	2.83			102.0	2.79			95.4	2.74			90.9	2.71
Residential and commercial	29.2	6.35			30.2	6.56			31.3	6.50			32.1	6.46			32.7	6.53

Total mortgage-backed securities	147.1	3.62			143.2	3.62			133.3	3.66			127.5	3.68			123.6	3.72
Other debt and equity securities	55.4	3.43			55.4	3.27			55.5	3.84			53.7	3.58			50.0	3.91

Total available-for-sale securities	251.1	3.65			246.0	3.61			234.8	3.77			225.9	3.70			215.3	3.87
Held-to-maturity securities	2.8	3.09			-	-			-	-			-	-			-	-
Mortgages held for sale	21.4	4.13			33.2	3.86			43.4	3.48			43.3	3.42			47.2	3.50
Loans held for sale	0.1	8.21			0.2	7.25			0.2	7.85			0.1	8.83			0.1	9.03
Loans:
Commercial:
Commercial and industrial	193.2	3.48			188.4	3.58			186.1	3.69			184.5	3.73			179.5	3.85
Real estate mortgage	105.8	3.85			104.6	4.12			105.3	3.92			106.2	3.84			105.1	4.02
Real estate construction	16.6	4.79			16.2	4.43			16.4	5.02			16.6	4.84			17.5	4.97
Lease financing	11.7	5.70			11.7	5.29			12.3	6.66			12.4	6.78			12.4	6.43
Foreign	46.7	2.23			44.9	2.09			42.3	2.23			39.9	2.16			39.7	2.32

Total commercial	374.0	3.56			365.8	3.64			362.4	3.75			359.6	3.74			354.2	3.87

Consumer:
Real estate 1-4 family first mortgage	257.2	4.15			254.1	4.20			252.6	4.23			252.0	4.29			244.6	4.39
Real estate 1-4 family junior lien mortgage	66.8	4.29			68.8	4.30			71.4	4.29			74.1	4.28			76.9	4.28
Credit card	25.9	12.23			25.0	12.45			24.0	12.55			24.1	12.62			23.9	12.43
Automobile	50.2	6.70			49.1	6.85			47.9	7.05			46.6	7.20			46.0	7.34
Other revolving credit and installment	42.6	4.94			42.0	4.83			41.9	4.74			41.7	4.70			41.6	4.63

Total consumer	442.7	5.01			439.0	5.04			437.8	5.05			438.5	5.10			433.0	5.15

Total loans	816.7	4.35			804.8	4.41			800.2	4.46			798.1	4.49			787.2	4.58
Other	4.7	5.22			4.3	5.62			4.2	5.55			4.3	5.19			4.3	5.21

Total earning assets	$1,347.5	3.56	%	$	1,289.2	3.70	%	$	1,265.9	3.80	%	$	1,234.8	3.86	%	$	1,213.2	3.96	%

Funding sources
Deposits:
Interest-bearing checking	$35.2	0.07	%	$	34.5	0.06	%	$	40.4	0.06	%	$	32.2	0.06	%	$	30.9	0.06	%
Market rate and other savings	568.7	0.08			553.1	0.08			541.8	0.08			537.5	0.09			518.6	0.10
Savings certificates	43.1	0.94			47.3	1.08			52.6	1.23			55.2	1.22			56.7	1.27
Other time deposits	39.7	0.48			30.4	0.62			26.0	0.76			15.9	1.25			13.6	1.51
Deposits in foreign offices	86.3	0.15			81.1	0.15			68.9	0.15			71.1	0.14			69.4	0.15

Total interest-bearing deposits	773.0	0.15			746.4	0.17			729.7	0.19			711.9	0.21			689.2	0.23
Short-term borrowings	52.3	0.12			53.4	0.08			57.8	0.14			55.4	0.17			52.8	0.21
Long-term debt	153.5	1.65			133.4	1.86			125.5	2.02			127.1	2.20			127.5	2.30
Other liabilities	12.8	2.70			12.1	2.64			13.3	2.25			11.6	2.24			10.0	2.27

Total interest-bearing liabilities	991.6	0.42			945.3	0.43			926.3	0.47			906.0	0.51			879.5	0.55
Portion of noninterest-bearing funding sources	355.9	-			343.9	-			339.6	-			328.8	-			333.7	-

Total funding sources	$1,347.5	0.30		$	1,289.2	0.32		$	1,265.9	0.34		$	1,234.8	0.38		$	1,213.2	0.40

Net interest margin on a taxable-equivalent basis		3.26	%			3.38	%			3.46	%			3.48	%			3.56	%

Noninterest-earning assets
Cash and due from banks	$16.0				16.4				16.2				16.5				16.4
Goodwill	25.6				25.6				25.6				25.6				25.6
Other	120.0				118.4				121.3				127.4				131.9

Total noninterest-earnings assets	$161.6				160.4				163.1				169.5				173.9

Noninterest-bearing funding sources
Deposits	$287.4				279.2				280.0				274.2				286.9
Other liabilities	60.5				60.0				58.0				63.7				63.1
Total equity	169.6				165.1				164.7				160.4				157.6
Noninterest-bearing funding sources used to fund earning assets	(355.9)				(343.9)				(339.6)				(328.8)				(333.7)

Net noninterest-bearing funding sources	$161.6				160.4				163.1				169.5				173.9

Total assets	$1,509.1				1,449.6				1,429.0				1,404.3				1,387.1

(1)	Our average prime rate was 3.25% for quarters ended December 31, September 30, June 30 and March 31, 2013, and December 31, 2012. The average three-month London Interbank Offered Rate (LIBOR) was 0.24%, 0.26%, 0.28%, 0.29% and 0.32% for the same quarters, respectively.
(2)	Yields and rates are based on interest income/expense amounts for the period, annualized based on the accrual basis for the respective accounts. The average balance amounts represent amortized cost for the periods presented.

Wells Fargo & Company and Subsidiaries

NONINTEREST INCOME

	Quarter ended Dec. 31%			Year ended Dec. 31,		%

(in millions)	2013	2012	Change	2013	2012	Change

Service charges on deposit accounts	$1,283	1,250	3%	$5,023	4,683	7%
Trust and investment fees:
Brokerage advisory, commissions and other fees (1)	2,150	1,962	10	8,395	6,386	31
Trust and investment management (1)	850	797	7	3,289	4,218	(22)
Investment banking	458	440	4	1,746	1,286	36

Total trust and investment fees	3,458	3,199	8	13,430	11,890	13

Card fees	827	736	12	3,191	2,838	12
Other fees:
Charges and fees on loans	379	448	(15)	1,540	1,746	(12)
Merchant processing fees	172	151	14	669	583	15
Cash network fees	122	112	9	493	470	5
Commercial real estate brokerage commissions	129	119	8	338	307	10
Letters of credit fees	99	107	(7)	410	441	(7)
All other fees	218	256	(15)	890	972	(8)

Total other fees	1,119	1,193	(6)	4,340	4,519	(4)

Mortgage banking:
Servicing income, net	709	250	184	1,920	1,378	39
Net gains on mortgage loan origination/sales activities	861	2,818	(69)	6,854	10,260	(33)

Total mortgage banking	1,570	3,068	(49)	8,774	11,638	(25)

Insurance	453	395	15	1,814	1,850	(2)
Net gains from trading activities	325	275	18	1,623	1,707	(5)
Net losses on debt securities	(14)	(63)	(78)	(29)	(128)	(77)
Net gains from equity investments	654	715	(9)	1,472	1,485	(1)
Lease income	148	170	(13)	663	567	17
Life insurance investment income	125	276	(55)	566	757	(25)
All other	(86)	91	NM	113	1,050	(89)

Total	$9,862	11,305	(13)	$40,980	42,856	(4)

NM - Not meaningful (1) Prior year periods have been revised to reflect all fund distribution fees as brokerage related income. NONINTEREST EXPENSE

	Quarter ended Dec. 31,		%	Year ended Dec. 31,		%

(in millions)	2013	2012	Change	2013	2012	Change

Salaries	$3,811	3,735	2%	$15,152	14,689	3%
Commission and incentive compensation	2,347	2,365	(1)	9,951	9,504	5
Employee benefits	1,160	891	30	5,033	4,611	9
Equipment	567	542	5	1,984	2,068	(4)
Net occupancy	732	728	1	2,895	2,857	1
Core deposit and other intangibles	375	418	(10)	1,504	1,674	(10)
FDIC and other deposit assessments	196	307	(36)	961	1,356	(29)
Outside professional services	754	744	1	2,519	2,729	(8)
Outside data processing	264	227	16	983	910	8
Contract services	261	235	11	935	1,011	(8)
Travel and entertainment	234	211	11	885	839	5
Operating losses	181	953	(81)	821	2,235	(63)
Postage, stationery and supplies	189	192	(2)	756	799	(5)
Advertising and promotion	165	142	16	610	578	6
Foreclosed assets	103	221	(53)	605	1,061	(43)
Telecommunications	118	122	(3)	482	500	(4)
Insurance	59	62	(5)	437	453	(4)
Operating leases	51	27	89	204	109	87
All other	518	774	(33)	2,125	2,415	(12)

Total	$12,085	12,896	(6)	$48,842	50,398	(3)

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONINTEREST INCOME

	Quarter ended

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Service charges on deposit accounts	$1,283	1,278	1,248	1,214	1,250
Trust and investment fees:
Brokerage advisory, commissions and other fees (1)	2,150	2,068	2,127	2,050	1,962
Trust and investment management (1)	850	811	829	799	797
Investment banking	458	397	538	353	440

Total trust and investment fees	3,458	3,276	3,494	3,202	3,199

Card fees	827	813	813	738	736
Other fees:
Charges and fees on loans	379	390	387	384	448
Merchant processing fees	172	169	174	154	151
Cash network fees	122	129	125	117	112
Commercial real estate brokerage commissions	129	91	73	45	119
Letters of credit fees	99	100	102	109	107
All other fees	218	219	228	225	256

Total other fees	1,119	1,098	1,089	1,034	1,193

Mortgage banking:
Servicing income, net	709	504	393	314	250
Net gains on mortgage loan origination/sales activities	861	1,104	2,409	2,480	2,818

Total mortgage banking	1,570	1,608	2,802	2,794	3,068

Insurance	453	413	485	463	395
Net gains from trading activities	325	397	331	570	275
Net gains (losses) on debt securities	(14)	(6)	(54)	45	(63)
Net gains from equity investments	654	502	203	113	715
Lease income	148	160	225	130	170
Life insurance investment income	125	154	142	145	276
All other	(86)	37	(150)	312	91

Total	$9,862	9,730	10,628	10,760	11,305

(1)	Quarter ended December 31, 2012, has been revised to reflect all fund distribution fees as brokerage related income.

FIVE QUARTER NONINTEREST EXPENSE

	Quarter ended

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Salaries	$3,811	3,910	3,768	3,663	3,735
Commission and incentive compensation	2,347	2,401	2,626	2,577	2,365
Employee benefits	1,160	1,172	1,118	1,583	891
Equipment	567	471	418	528	542
Net occupancy	732	728	716	719	728
Core deposit and other intangibles	375	375	377	377	418
FDIC and other deposit assessments	196	214	259	292	307
Outside professional services	754	623	607	535	744
Outside data processing	264	251	235	233	227
Contract services	261	241	226	207	235
Travel and entertainment	234	209	229	213	211
Operating losses	181	195	288	157	953
Postage, stationery and supplies	189	184	184	199	192
Advertising and promotion	165	157	183	105	142
Foreclosed assets	103	161	146	195	221
Telecommunications	118	116	125	123	122
Insurance	59	98	143	137	62
Operating leases	51	56	49	48	27
All other	518	540	558	509	774

Total	$12,085	12,102	12,255	12,400	12,896

Wells Fargo & Company and Subsidiaries

CONSOLIDATED BALANCE SHEET

	December 31,		%

(in millions, except shares)	2013	2012	Change

Assets
Cash and due from banks	$19,919	21,860	(9)%
Federal funds sold, securities purchased under resale agreements and other short-term investments	213,793	137,313	56
Trading assets	62,813	57,482	9
Investment securities:
Available-for-sale, at fair value	252,007	235,199	7
Held-to-maturity, at cost (fair value $12,247 and $0)	12,346	-	-
Mortgages held for sale (includes $13,879 and $42,305 carried at fair value) (1)	16,763	47,149	(64)
Loans held for sale (includes $1 and $6 carried at fair value) (1)	133	110	21

Loans (includes $5,995 and $6,206 carried at fair value) (1)	825,799	799,574	3
Allowance for loan losses	(14,502)	(17,060)	(15)

Net loans	811,297	782,514	4

Mortgage servicing rights:
Measured at fair value	15,580	11,538	35
Amortized	1,229	1,160	6
Premises and equipment, net	9,156	9,428	(3)
Goodwill	25,637	25,637	-
Other assets (includes $1,386 and $0 carried at fair value) (1)	86,342	93,578	(8)

Total assets	$1,527,015	1,422,968	7

Liabilities
Noninterest-bearing deposits	$288,117	288,207	-
Interest-bearing deposits	791,060	714,628	11

Total deposits	1,079,177	1,002,835	8
Short-term borrowings	53,883	57,175	(6)
Accrued expenses and other liabilities	69,949	76,668	(9)
Long-term debt (includes $0 and $1 carried at fair value) (1)	152,998	127,379	20

Total liabilities	1,356,007	1,264,057	7

Equity

Wells Fargo stockholders’ equity:
Preferred stock	16,267	12,883	26
Common stock – $1-2/3 par value, authorized 9,000,000,000 shares; issued 5,481,811,474 shares and 5,481,811,474 shares	9,136	9,136	-
Additional paid-in capital	60,296	59,802	1
Retained earnings	92,361	77,679	19
Cumulative other comprehensive income	1,386	5,650	(75)
Treasury stock – 224,648,769 shares and 215,497,298 shares	(8,104)	(6,610)	23
Unearned ESOP shares	(1,200)	(986)	22

Total Wells Fargo stockholders’ equity	170,142	157,554	8
Noncontrolling interests	866	1,357	(36)

Total equity	171,008	158,911	8

Total liabilities and equity	$1,527,015	1,422,968	7

(1)	Parenthetical amounts represent assets and liabilities for which we have elected the fair value option.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED BALANCE SHEET

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Assets
Cash and due from banks	$19,919	18,928	17,939	16,217	21,860
Federal funds sold, securities purchased under resale agreements and other short-term investments	213,793	182,036	148,665	143,804	137,313
Trading assets	62,813	60,203	58,619	62,274	57,482
Investment securities:
Available-for-sale, at fair value	252,007	259,399	249,439	248,160	235,199
Held-to-maturity, at cost	12,346	-	-	-	-
Mortgages held for sale	16,763	25,395	38,785	46,702	47,149
Loans held for sale	133	204	190	194	110

Loans	825,799	812,325	801,974	799,966	799,574
Allowance for loan losses	(14,502)	(15,159)	(16,144)	(16,711)	(17,060)

Net loans	811,297	797,166	785,830	783,255	782,514

Mortgage servicing rights:
Measured at fair value	15,580	14,501	14,185	12,061	11,538
Amortized	1,229	1,204	1,176	1,181	1,160
Premises and equipment, net	9,156	9,120	9,190	9,263	9,428
Goodwill	25,637	25,637	25,637	25,637	25,637
Other assets	86,342	94,262	90,908	87,886	93,578

Total assets	$1,527,015	1,488,055	1,440,563	1,436,634	1,422,968

Liabilities
Noninterest-bearing deposits	$288,117	279,911	277,648	278,909	288,207
Interest-bearing deposits	791,060	761,960	743,937	731,824	714,628

Total deposits	1,079,177	1,041,871	1,021,585	1,010,733	1,002,835
Short-term borrowings	53,883	53,851	56,983	60,693	57,175
Accrued expenses and other liabilities	69,949	72,308	74,843	75,622	76,668
Long-term debt	152,998	151,212	123,375	126,191	127,379

Total liabilities	1,356,007	1,319,242	1,276,786	1,273,239	1,264,057

Equity
Wells Fargo stockholders’ equity:
Preferred stock	16,267	15,549	13,988	14,412	12,883
Common stock	9,136	9,136	9,136	9,136	9,136
Additional paid-in capital	60,296	60,188	59,945	60,136	59,802
Retained earnings	92,361	88,625	84,923	81,264	77,679
Cumulative other comprehensive income	1,386	2,289	1,797	5,145	5,650
Treasury stock	(8,104)	(7,290)	(5,858)	(6,036)	(6,610)
Unearned ESOP shares	(1,200)	(1,332)	(1,510)	(1,971)	(986)

Total Wells Fargo stockholders’ equity	170,142	167,165	162,421	162,086	157,554
Noncontrolling interests	866	1,648	1,356	1,309	1,357

Total equity	171,008	168,813	163,777	163,395	158,911

Total liabilities and equity	$1,527,015	1,488,055	1,440,563	1,436,634	1,422,968

Wells Fargo & Company and Subsidiaries

FIVE QUARTER INVESTMENT SECURITIES

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Available-for-sale securities:
Securities of U.S. Treasury and federal agencies	$6,280	6,406	6,383	6,884	7,146
Securities of U.S. states and political subdivisions	42,536	42,293	40,890	40,456	38,676
Mortgage-backed securities:
Federal agencies	117,591	118,963	110,561	105,472	97,285
Residential and commercial	31,200	32,329	33,423	35,179	35,899

Total mortgage-backed securities	148,791	151,292	143,984	140,651	133,184
Other debt securities	51,015	55,828	55,425	57,390	53,408

Total available-for-sale debt securities	248,622	255,819	246,682	245,381	232,414
Marketable equity securities	3,385	3,580	2,757	2,779	2,785

Total available-for-sale securities	252,007	259,399	249,439	248,160	235,199

Held-to-maturity securities:
Federal agency mortgage-backed securities	6,304	-	-	-	-
Other debt securities	6,042	-	-	-	-

Total held-to-maturity debt securities	12,346	-	-	-	-

Total investment securities	$264,353	259,399	249,439	248,160	235,199

FIVE QUARTER LOANS

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Commercial:
Commercial and industrial	$197,210	191,738	188,758	185,623	187,759
Real estate mortgage	107,100	105,540	104,673	106,119	106,340
Real estate construction	16,747	16,413	16,442	16,650	16,904
Lease financing	12,034	11,688	11,766	12,402	12,424
Foreign (1)	47,665	46,666	41,833	40,920	37,771

Total commercial	380,756	372,045	363,472	361,714	361,198

Consumer:
Real estate 1-4 family first mortgage	258,497	254,924	252,841	252,307	249,900
Real estate 1-4 family junior lien mortgage	65,914	67,675	70,059	72,543	75,465
Credit card	26,870	25,448	24,815	24,120	24,640
Automobile	50,808	49,693	48,648	47,259	45,998
Other revolving credit and installment	42,954	42,540	42,139	42,023	42,373

Total consumer	445,043	440,280	438,502	438,252	438,376

Total loans (2)	$825,799	812,325	801,974	799,966	799,574

(1)	Substantially all of our foreign loan portfolio is commercial loans. Loans are classified as foreign if the borrower’s primary address is outside of the United States.
(2)	Includes $26.7 billion, $27.8 billion, $28.8 billion, $29.7 billion and $31.0 billion of purchased credit-impaired (PCI) loans at December 31, September 30, June 30 and March 31, 2013, and December 31, 2012, respectively. See the PCI loans table for detail of PCI loans.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER NONPERFORMING ASSETS (NONACCRUAL LOANS AND FORECLOSED ASSETS)

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Nonaccrual loans:
Commercial:
Commercial and industrial	$738	809	1,022	1,193	1,422
Real estate mortgage	2,252	2,496	2,708	3,098	3,322
Real estate construction	416	517	665	870	1,003
Lease financing	29	17	20	25	27
Foreign	40	47	40	56	50

Total commercial	3,475	3,886	4,455	5,242	5,824

Consumer:
Real estate 1-4 family first mortgage	9,799	10,450	10,705	11,320	11,455
Real estate 1-4 family junior lien mortgage	2,188	2,333	2,522	2,712	2,922
Automobile	173	188	200	220	245
Other revolving credit and installment	33	36	33	32	40

Total consumer	12,193	13,007	13,460	14,284	14,662

Total nonaccrual loans (1)(2)(3)	15,668	16,893	17,915	19,526	20,486

As a percentage of total loans	1.90%	2.08	2.23	2.44	2.56
Foreclosed assets:
Government insured/guaranteed (4)	$2,093	1,781	1,026	969	1,509
Non-government insured/guaranteed	1,844	2,021	2,114	2,381	2,514

Total foreclosed assets	3,937	3,802	3,140	3,350	4,023

Total nonperforming assets	$19,605	20,695	21,055	22,876	24,509

As a percentage of total loans	2.37%	2.55	2.63	2.86	3.07

(1)	Includes nonaccrual mortgages held for sale and loans held for sale in their respective loan categories.
(2)	Excludes PCI loans because they continue to earn interest income from accretable yield, independent of performance in accordance with their contractual terms.
(3)	Real estate 1-4 family mortgage loans predominantly insured by the Federal Housing Administration (FHA) or guaranteed by the Department of Veterans Affairs (VA) and student loans predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program are not placed on nonaccrual status because they are insured or guaranteed.
(4)	Consistent with regulatory reporting requirements, foreclosed real estate resulting from government insured/guaranteed loans are classified as nonperforming. Both principal and interest related to these foreclosed real estate assets are collectible because the loans were predominantly insured by the FHA or guaranteed by the VA. Increase in balances at December 31 and September 30, 2013, reflects the impact of changes to loan modification programs, slowing foreclosures in prior quarters.

Wells Fargo & Company and Subsidiaries

LOANS 90 DAYS OR MORE PAST DUE AND STILL ACCRUING

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Loans 90 days or more past due and still accruing:
Total (excluding PCI)(1):	$23,219	22,181	22,197	23,082	23,245
Less: FHA insured/VA guaranteed (2)(4)	21,274	20,214	20,112	20,745	20,745
Less: Student loans guaranteed under the FFELP (3)	900	917	931	977	1,065

Total, not government insured/guaranteed	$1,045	1,050	1,154	1,360	1,435

By segment and class, not government insured/guaranteed:
Commercial:
Commercial and industrial	$11	125	37	47	47
Real estate mortgage	35	40	175	164	228
Real estate construction	97	1	4	47	27
Foreign	-	1	-	7	1

Total commercial	143	167	216	265	303

Consumer:
Real estate 1-4 family first mortgage (4)	354	383	476	563	564
Real estate 1-4 family junior lien mortgage (4)	86	89	92	112	133
Credit card	321	285	263	306	310
Automobile	55	48	32	33	40
Other revolving credit and installment	86	78	75	81	85

Total consumer	902	883	938	1,095	1,132

Total, not government insured/guaranteed	$1,045	1,050	1,154	1,360	1,435

(1)	The carrying value of purchased credit-impaired (PCI) loans contractually 90 days or more past due was $4.5 billion, $4.9 billion, $5.4 billion, $5.8 billion and $6.0 billion, at December 31, September 30, June 30 and March 31, 2013 and December 31, 2012, respectively. These amounts are excluded from the above table as PCI loan accretable yield interest recognition is independent from the underlying contractual loan delinquency status.
(2)	Represents loans whose repayments are predominantly insured by the FHA or guaranteed by the VA.
(3)	Represents loans whose repayments are predominantly guaranteed by agencies on behalf of the U.S. Department of Education under the Federal Family Education Loan Program (FFELP).
(4)	Includes mortgages held for sale 90 days or more past due and still accruing.

Wells Fargo & Company and Subsidiaries

PURCHASED CREDIT-IMPAIRED (PCI) LOANS

Loans purchased with evidence of credit deterioration since origination and for which it is probable that all contractually required payments will not be collected are considered to be credit impaired. PCI loans predominantly represent loans acquired from Wachovia that were deemed to be credit impaired. Evidence of credit quality deterioration as of the purchase date may include statistics such as past due and nonaccrual status, recent borrower credit scores and recent LTV percentages. PCI loans are initially measured at fair value, which includes estimated future credit losses expected to be incurred over the life of the loan. Accordingly, the associated allowance for credit losses related to these loans is not carried over at the acquisition date.

Under the accounting guidance for PCI loans, the excess of cash flows expected to be collected over the estimated fair value is referred to as the accretable yield and is recognized in interest income over the remaining life of the loan, or pool of loans, in situations where there is a reasonable expectation about the timing and amount of cash flows expected to be collected. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

Subsequent to acquisition, we regularly evaluate our estimates of cash flows expected to be collected. These evaluations, performed quarterly, require the continued usage of key assumptions and estimates, similar to the initial estimate of fair value. If we have probable decreases in the expected cash flows (other than due to decreases in interest rate indices and changes in prepayment assumptions), we charge the provision for credit losses, resulting in an increase to the allowance for loan losses. If we have probable and significant increases in the expected cash flows subsequent to establishing an additional allowance, we first reverse any previously established allowance and then increase interest income over the remaining life of the loan, or pool of loans.

As a result of PCI loan accounting, certain credit-related ratios cannot be used to compare a portfolio that includes PCI loans against one that does not, or to compare ratios across quarters or years. The ratios particularly affected include the allowance for loan losses and allowance for credit losses as percentages of loans, of nonaccrual loans and of nonperforming assets; nonaccrual loans and nonperforming assets as a percentage of total loans; and net charge-offs as a percentage of loans.

	December 31,

(in millions)	2013	2012	2008

Commercial:
Commercial and industrial	$215	259	4,580
Real estate mortgage	1,136	1,970	5,803
Real estate construction	433	877	6,462
Foreign	720	871	1,859

Total commercial	2,504	3,977	18,704

Consumer:
Real estate 1-4 family first mortgage	24,100	26,839	39,214
Real estate 1-4 family junior lien mortgage	123	152	728
Automobile	-	-	151

Total consumer	24,223	26,991	40,093

Total PCI loans (carrying value)	$26,727	30,968	58,797

Wells Fargo & Company and Subsidiaries

CHANGES IN NONACCRETABLE DIFFERENCE FOR PCI LOANS

The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference. A nonaccretable difference is established in purchase accounting for PCI loans to absorb losses expected at that time on those loans. Amounts absorbed by the nonaccretable difference do not affect the income statement or the allowance for credit losses. Substantially all our commercial and industrial, CRE and foreign PCI loans are accounted for as individual loans. Conversely, Pick-a-Pay and other consumer PCI loans have been aggregated into several pools based on common risk characteristics. Each pool is accounted for as a single asset with a single composite interest rate and an aggregate expectation of cash flows. Resolutions of loans may include sales to third parties, receipt of payments in settlement with the borrower, or foreclosure of the collateral. Our policy is to remove an individual loan from a pool based on comparing the amount received from its resolution with its contractual amount. Any difference between these amounts is absorbed by the nonaccretable difference. This removal method assumes that the amount received from resolution approximates pool performance expectations. The accretable yield percentage is unaffected by the resolution and any changes in the effective yield for the remaining loans in the pool are addressed by our quarterly cash flow evaluation process for each pool. For loans that are resolved by payment in full, there is no release of the nonaccretable difference for the pool because there is no difference between the amount received at resolution and the contractual amount of the loan. Modified PCI loans are not removed from a pool even if those loans would otherwise be deemed troubled debt restructurings (TDRs). Modified PCI loans that are accounted for individually are considered TDRs, and removed from PCI accounting, if there has been a concession granted in excess of the original nonaccretable difference. The following table provides an analysis of changes in the nonaccretable difference.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$10,410	26,485	4,069	40,964

Addition of nonaccretable difference due to acquisitions	195	-	-	195

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(1,426)	-	-	(1,426)
Loans resolved by sales to third parties (2)	(303)	-	(85)	(388)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(1,531)	(3,031)	(792)	(5,354)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(6,923)	(17,222)	(2,882)	(27,027)

Balance, December 31, 2012	422	6,232	310	6,964

Addition of nonaccretable difference due to acquisitions	18	-	-	18

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(86)	-	-	(86)
Loans resolved by sales to third parties (2)	(5)	-	-	(5)
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(74)	(866)	(31)	(971)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	(10)	(662)	(79)	(751)

Balance, December 31, 2013	$265	4,704	200	5,169

Balance, September 30, 2013	$300	4,725	243	5,268

Addition of nonaccretable difference due to acquisitions	11	-	-	11

Release of nonaccretable difference due to:
Loans resolved by settlement with borrower (1)	(24)	-	-	(24)
Loans resolved by sales to third parties (2)	-	-	-	-
Reclassification to accretable yield for loans with improving credit-related cash flows (3)	(24)	-	(31)	(55)
Use of nonaccretable difference due to:
Losses from loan resolutions and write-downs (4)	2	(21)	(12)	(31)

Balance, December 31, 2013	$265	4,704	200	5,169

(1)	Release of the nonaccretable difference for settlement with borrower, on individually accounted PCI loans, increases interest income in the period of settlement. Pick-a-Pay and Other consumer PCI loans do not reflect nonaccretable difference releases for settlements with borrowers due to pool accounting for those loans, which assumes that the amount received approximates the pool performance expectations.
(2)	Release of the nonaccretable difference as a result of sales to third parties increases noninterest income in the period of the sale.
(3)	Reclassification of nonaccretable difference to accretable yield for loans with increased cash flow estimates will result in increased interest income as a prospective yield adjustment over the remaining life of the loan or pool of loans.
(4)	Write-downs to net realizable value of PCI loans are absorbed by the nonaccretable difference when severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan. Also includes foreign exchange adjustments related to underlying principal for which the nonaccretable difference was established.

Wells Fargo & Company and Subsidiaries

CHANGES IN ACCRETABLE YIELD RELATED TO PCI LOANS

The excess of cash flows expected to be collected over the carrying value of PCI loans is referred to as the accretable yield and is accreted into interest income over the estimated lives of the PCI loans using the effective yield method. The accretable yield is affected by:

•	Changes in interest rate indices for variable rate PCI loans – Expected future cash flows are based on the variable rates in effect at the time of the quarterly assessment of expected cash flows;

•	Changes in prepayment assumptions – Prepayments affect the estimated life of PCI loans which may change the amount of interest income, and possibly principal, expected to be collected; and

•	Changes in the expected principal and interest payments over the estimated life – Updates to changes in expected cash flows are driven by the credit outlook and actions taken with borrowers. Changes in expected future cash flows from loan modifications are included in the regular evaluations of cash flows expected to be collected.

The change in the accretable yield related to PCI loans is presented in the following table.

(in millions)

Balance, December 31, 2008	$10,447
Addition of accretable yield due to acquisitions	131
Accretion into interest income (1)	(9,351)
Accretion into noninterest income due to sales (2)	(242)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	5,354
Changes in expected cash flows that do not affect nonaccretable difference (3)	12,209

Balance, December 31, 2012	18,548
Addition of accretable yield due to acquisitions	1
Accretion into interest income (1)	(1,833)
Accretion into noninterest income due to sales (2)	(151)
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	971
Changes in expected cash flows that do not affect nonaccretable difference (3)	1,586

Balance, December 31, 2013	$19,122

Balance, September 30, 2013	$19,516
Addition of accretable yield due to acquisitions	-
Accretion into interest income (1)	(447)
Accretion into noninterest income due to sales (2)	-
Reclassification from nonaccretable difference for loans with improving credit-related cash flows	55

Changes in expected cash flows that do not affect nonaccretable difference (3)	(2)

Balance, December 31, 2013	$19,122

(1)	Includes accretable yield released as a result of settlements with borrowers, which is included in interest income.
(2)	Includes accretable yield released as a result of sales to third parties, which is included in noninterest income.
(3)	Represents changes in cash flows expected to be collected due to the impact of modifications, changes in prepayment assumptions, changes in interest rates on variable rate PCI loans and sales to third parties.

CHANGES IN ALLOWANCE FOR PCI LOAN LOSSES

When it is estimated that the expected cash flows have decreased subsequent to acquisition for a PCI loan or pool of loans, an allowance is established and a provision for additional loss is recorded as a charge to income. The following table summarizes the changes in allowance for PCI loan losses.

(in millions)	Commercial	Pick-a-Pay	Other consumer	Total

Balance, December 31, 2008	$-	-	-	-
Provision for losses due to credit deterioration	1,693	-	123	1,816
Charge-offs	(1,605)	-	(94)	(1,699)

Balance, December 31, 2012	88	-	29	117
Reversal of provision for losses	(52)	-	(16)	(68)
Charge-offs	(10)	-	(9)	(19)

Balance, December 31, 2013	$26	-	4	30

Balance, September 30, 2013	$17	-	5	22
Provision for loan losses due to credit deterioration / (reversal of provision)	13	-	(1)	12
Charge-offs	(4)	-	-	(4)

Balance, December 31, 2013	$26	-	4	30

Wells Fargo & Company and Subsidiaries

PICK-A-PAY PORTFOLIO (1)

	December 31, 2013

	PCI loans				All other loans

(in millions)	Adjusted unpaid principal balance (2)	Current LTV ratio (3)	Carrying value (4)	Ratio of carrying value to current value (5)	Carrying value (4)	Ratio of carrying value to current value (5)

California	$19,797	89%	$16,213	72%	$13,219	65%
Florida	2,395	98	1,827	69	2,764	80
New Jersey	1,029	87	974	74	1,770	74
New York	609	84	592	73	797	73
Texas	266	70	241	62	1,081	56
Other states	4,704	89	4,001	74	7,492	75

Total Pick-a-Pay loans	$28,800		$23,848		$27,123

(1)	The individual states shown in this table represent the top five states based on the total net carrying value of the Pick-a-Pay loans at the beginning of 2013.
(2)	Adjusted unpaid principal balance includes write-downs taken on loans where severe delinquency (normally 180 days) or other indications of severe borrower financial stress exist that indicate there will be a loss of contractually due amounts upon final resolution of the loan.
(3)	The current LTV ratio is calculated as the adjusted unpaid principal balance divided by the collateral value. Collateral values are generally determined using automated valuation models (AVM) and are updated quarterly. AVMs are computer-based tools used to estimate market values of homes based on processing large volumes of market data including market comparables and price trends for local market areas.
(4)	Carrying value, which does not reflect the allowance for loan losses, includes remaining purchase accounting adjustments, which, for PCI loans may include the nonaccretable difference and the accretable yield and, for all other loans, an adjustment to mark the loans to a market yield at date of merger less any subsequent charge-offs.
(5)	The ratio of carrying value to current value is calculated as the carrying value divided by the collateral value.

NON-STRATEGIC AND LIQUIDATING LOAN PORTFOLIOS

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Commercial:
Legacy Wachovia commercial and industrial, commercial real estate and foreign PCI loans (1)	$2,013	2,342	2,532	2,770	3,170

Total commercial	2,013	2,342	2,532	2,770	3,170

Consumer:
Pick-a-Pay mortgage (1)	50,971	52,805	54,755	56,608	58,274
Liquidating home equity	3,695	3,911	4,173	4,421	4,647
Legacy Wells Fargo Financial indirect auto	207	299	428	593	830
Legacy Wells Fargo Financial debt consolidation	12,893	13,281	13,707	14,115	14,519
Education Finance-government guaranteed	10,712	11,094	11,534	11,922	12,465
Legacy Wachovia other PCI loans (1)	375	406	435	462	657

Total consumer	78,853	81,796	85,032	88,121	91,392

Total non-strategic and liquidating loan portfolios	$80,866	84,138	87,564	90,891	94,562

(1)	Net of purchase accounting adjustments related to PCI loans.

Wells Fargo & Company and Subsidiaries

CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended Dec. 31,		Year ended Dec. 31,

(in millions)	2013	2012	2013	2012

Balance, beginning of period	$15,647	17,803	17,477	19,668
Provision for credit losses	363	1,831	2,309	7,217
Interest income on certain impaired loans (1)	(55)	(70)	(264)	(315)
Loan charge-offs:
Commercial:
Commercial and industrial	(199)	(302)	(715)	(1,306)
Real estate mortgage	(37)	(86)	(190)	(382)
Real estate construction	(10)	(10)	(28)	(191)
Lease financing	(3)	(6)	(33)	(24)
Foreign	(4)	(30)	(27)	(111)

Total commercial	(253)	(434)	(993)	(2,014)

Consumer:
Real estate 1-4 family first mortgage	(269)	(694)	(1,439)	(3,013)
Real estate 1-4 family junior lien mortgage	(291)	(765)	(1,578)	(3,437)
Credit card	(251)	(259)	(1,022)	(1,101)
Automobile	(182)	(189)	(625)	(651)
Other revolving credit and installment	(195)	(192)	(753)	(757)

Total consumer	(1,188)	(2,099)	(5,417)	(8,959)

Total loan charge-offs	(1,441)	(2,533)	(6,410)	(10,973)

Loan recoveries:
Commercial:
Commercial and industrial	92	93	380	461
Real estate mortgage	78	48	227	163
Real estate construction	23	28	137	124
Lease financing	3	4	16	19
Foreign	4	6	27	32

Total commercial	200	179	787	799

Consumer:
Real estate 1-4 family first mortgage	74	45	245	157
Real estate 1-4 family junior lien mortgage	65	75	269	259
Credit card	31	37	126	185
Automobile	74	77	321	362
Other revolving credit and installment	34	39	153	177

Total consumer	278	273	1,114	1,140

Total loan recoveries	478	452	1,901	1,939

Net loan charge-offs (2)	(963)	(2,081)	(4,509)	(9,034)

Allowances related to business combinations/other	(21)	(6)	(42)	(59)

Balance, end of period	$14,971	17,477	14,971	17,477

Components:
Allowance for loan losses	$14,502	17,060	14,502	17,060
Allowance for unfunded credit commitments	469	417	469	417

Allowance for credit losses (3)	$14,971	17,477	14,971	17,477

Net loan charge-offs (annualized) as a percentage of average total loans (2)	0.47%	1.05	0.56	1.17
Allowance for loan losses as a percentage of total loans (3)	1.76	2.13	1.76	2.13
Allowance for credit losses as a percentage of total loans (3)	1.81	2.19	1.81	2.19

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	For PCI loans, charge-offs are only recorded to the extent that losses exceed the purchase accounting estimates.
(3)	The allowance for credit losses includes $30 million and $117 million at December 31, 2013 and 2012, respectively, related to PCI loans acquired from Wachovia. Loans acquired from Wachovia are included in total loans net of related purchase accounting net write-downs.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CHANGES IN ALLOWANCE FOR CREDIT LOSSES

	Quarter ended

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Balance, beginning of quarter	$15,647	16,618	17,193	17,477	17,803
Provision for credit losses	363	75	652	1,219	1,831
Interest income on certain impaired loans (1)	(55)	(63)	(73)	(73)	(70)
Loan charge-offs:
Commercial:
Commercial and industrial	(199)	(151)	(184)	(181)	(302)
Real estate mortgage	(37)	(44)	(49)	(60)	(86)
Real estate construction	(10)	(6)	(7)	(5)	(10)
Lease financing	(3)	(3)	(24)	(3)	(6)
Foreign	(4)	(4)	(8)	(11)	(30)

Total commercial	(253)	(208)	(272)	(260)	(434)

Consumer:
Real estate 1-4 family first mortgage	(269)	(303)	(392)	(475)	(694)
Real estate 1-4 family junior lien mortgage	(291)	(345)	(428)	(514)	(765)
Credit card	(251)	(239)	(266)	(266)	(259)
Automobile	(182)	(153)	(126)	(164)	(189)
Other revolving credit and installment	(195)	(191)	(185)	(182)	(192)

Total consumer (2)	(1,188)	(1,231)	(1,397)	(1,601)	(2,099)

Total loan charge-offs	(1,441)	(1,439)	(1,669)	(1,861)	(2,533)

Loan recoveries:
Commercial:
Commercial and industrial	92	93	107	88	93
Real estate mortgage	78	64	54	31	48
Real estate construction	23	23	52	39	28
Lease financing	3	3	6	4	4
Foreign	4	6	9	8	6

Total commercial	200	189	228	170	179

Consumer:
Real estate 1-4 family first mortgage	74	61	64	46	45
Real estate 1-4 family junior lien mortgage	65	70	69	65	75
Credit card	31	32	32	31	37
Automobile	74	75	84	88	77
Other revolving credit and installment	34	37	40	42	39

Total consumer	278	275	289	272	273

Total loan recoveries	478	464	517	442	452

Net loan charge-offs	(963)	(975)	(1,152)	(1,419)	(2,081)

Allowances related to business combinations/other	(21)	(8)	(2)	(11)	(6)

Balance, end of quarter	$14,971	15,647	16,618	17,193	17,477

Components:
Allowance for loan losses	$14,502	15,159	16,144	16,711	17,060
Allowance for unfunded credit commitments	469	488	474	482	417

Allowance for credit losses	$14,971	15,647	16,618	17,193	17,477

Net loan charge-offs (annualized) as a percentage of average total loans	0.47%	0.48	0.58	0.72	1.05
Allowance for loan losses as a percentage of:
Total loans	1.76	1.87	2.01	2.09	2.13
Nonaccrual loans	93	90	90	86	83
Nonaccrual loans and other nonperforming assets	74	73	77	73	70
Allowance for credit losses as a percentage of:
Total loans	1.81	1.93	2.07	2.15	2.19
Nonaccrual loans	96	93	93	88	85
Nonaccrual loans and other nonperforming assets	76	76	79	75	71

(1)	Certain impaired loans with an allowance calculated by discounting expected cash flows using the loan’s effective interest rate over the remaining life of the loan recognize reductions in allowance as interest income.
(2)	Includes $321 million for the quarter ended December 31, 2012, resulting from the implementation of OCC guidance issued in third quarter 2012, which requires consumer loans discharged in bankruptcy to be placed on nonaccrual status and written down to net realizable collateral value, regardless of their delinquency status.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER RISK-BASED CAPITAL COMPONENTS UNDER BASEL I

(in billions)			Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Total equity			$171.0	168.8	163.8	163.4	158.9
Noncontrolling interests			(0.9)	(1.6)	(1.4)	(1.3)	(1.3)

Total Wells Fargo stockholders’ equity			170.1	167.2	162.4	162.1	157.6

Adjustments:
Preferred stock			(15.2)	(14.3)	(12.6)	(12.6)	(12.0)
Cumulative other comprehensive income			(1.4)	(2.2)	(1.8)	(5.1)	(5.6)
Goodwill and other intangible assets (1)			(29.6)	(29.8)	(30.0)	(30.2)	(30.4)
Investment in certain subsidiaries and other			(0.4)	(0.6)	(0.5)	(0.6)	(0.6)

Tier 1 common equity (2)	(A	)	123.5	120.3	117.5	113.6	109.0

Preferred stock			15.2	14.3	12.6	12.6	12.0
Qualifying hybrid securities and noncontrolling interests			2.0	2.9	2.9	2.9	5.6

Total Tier 1 capital			140.7	137.5	133.0	129.1	126.6

Long-term debt and other instruments qualifying as Tier 2			20.5	18.9	18.0	18.4	17.2
Qualifying allowance for credit losses			14.3	14.3	13.8	13.8	13.6
Other			0.7	0.6	0.2	0.3	0.2

Total Tier 2 capital			35.5	33.8	32.0	32.5	31.0

Total capital	(B	)	$176.2	171.3	165.0	161.6	157.6

Risk-weighted assets (3)(4):
Credit risk			$1,103.7	1,099.2	1,061.1	1,056.5	1,066.2
Market risk			37.3	35.9	36.3	37.8	10.9

Total risk-weighted assets	(C	)	$1,141.0	1,135.1	1,097.4	1,094.3	1,077.1

Capital Ratios (4):
Tier 1 common equity to total risk-weighted assets	(A	)/(C)	10.82%	10.60	10.71	10.39	10.12
Total capital to total risk-weighted assets	(B	)/(C)	15.44	15.09	15.03	14.76	14.63

(1)	Goodwill and other intangible assets are net of any associated deferred tax liabilities.
(2)	Tier 1 common equity is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Tier 1 common equity along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(3)	Under the regulatory guidelines for risk-based capital, on-balance sheet assets and credit equivalent amounts of derivatives and off-balance sheet items are assigned to one of several broad risk categories according to the obligor, or, if relevant, the guarantor or the nature of any collateral. The aggregate dollar amount in each risk category is then multiplied by the risk weight associated with that category. The resulting weighted values from each of the risk categories are aggregated for determining total risk-weighted assets.
(4)	The Company’s December 31, 2013, risk-weighted assets (RWA) and capital ratios are preliminary.

COMMON EQUITY TIER 1 UNDER BASEL III (1) (2)

(in billions)		Dec. 31, 2013

Tier 1 common equity under Basel I		$123.5

Adjustments from Basel I to Basel III (3) (5):
Cumulative other comprehensive income related to AFS securities and defined benefit pension plans		1.3
Other		1.2

Total adjustments from Basel I to Basel III		2.5
Threshold deductions, as defined under Basel III (4) (5)		-

Common Equity Tier 1 anticipated under Basel III	(C)	$126.0

Total risk-weighted assets anticipated under Basel III (6)	(D)	$1,288.7

Common Equity Tier 1 to total risk-weighted assets anticipated under Basel III	(C)/(D)	9.78%

(1)	Common Equity Tier 1 is a non-GAAP financial measure that is used by investors, analysts and bank regulatory agencies to assess the capital position of financial services companies. Management reviews Common Equity Tier 1 along with other measures of capital as part of its financial analyses and has included this non-GAAP financial information, and the corresponding reconciliation to total equity, because of current interest in such information on the part of market participants.
(2)	The Basel III Common Equity Tier 1 and RWA are estimated based on management’s interpretation of the Basel III capital rules adopted July 2, 2013, by the FRB. The rules establish a new comprehensive capital framework for U.S. banking organizations that implement the Basel III capital framework and certain provisions of the Dodd-Frank Act.
(3)	Adjustments from Basel I to Basel III represent reconciling adjustments, primarily certain components of cumulative other comprehensive income deducted for Basel I purposes, to derive Common Equity Tier 1 under Basel III.
(4)	Threshold deductions, as defined under Basel III, include individual and aggregate limitations, as a percentage of Common Equity Tier 1, with respect to MSRs (net of related deferred tax liability, which approximates the MSR book value times the applicable statutory tax rates), deferred tax assets and investments in unconsolidated financial companies.
(5)	Volatility in interest rates can have a significant impact on the valuation of cumulative other comprehensive income and MSRs and therefore, may impact adjustments from Basel I to Basel III, and MSRs subject to threshold deductions, as defined under Basel III, in future reporting periods.
(6)	The final Basel III capital rules provide for two capital frameworks: the “standardized” approach intended to replace Basel I, and the “advanced” approach applicable to certain institutions as originally defined under Basel II. Under the final rules, we will be subject to the lower of our Common Equity Tier 1 ratio calculated under the standardized approach and under the advanced approach in the assessment of our capital adequacy. Accordingly, the estimate of RWA reflects management’s interpretation of RWA determined under the advanced approach because management expects RWA to be higher using the advanced approach compared with the standardized approach. Basel III capital rules adopted by the Federal Reserve Board incorporate different classification of assets, with certain risk weights based on a borrower’s credit rating or Wells Fargo’s own models, along with adjustments to address a combination of credit/counterparty, operational and market risks, and other Basel III elements.

Wells Fargo & Company and Subsidiaries

OPERATING SEGMENT RESULTS (1)

(income/expense in millions, average balances in billions)	Community Banking		Wholesale Banking		Wealth, Brokerage and Retirement		Other (2)		Consolidated Company

	2013	2012	2013	2012	2013	2012	2013	2012	2013	2012

Quarter ended Dec. 31,
Net interest income (3)	$7,225	7,166	3,133	3,092	770	689	(325)	(304)	10,803	10,643
Provision (reversal of provision) for credit losses	490	1,757	(125)	60	(11)	15	9	(1)	363	1,831
Noninterest income	5,029	6,616	2,839	2,901	2,668	2,405	(674)	(617)	9,862	11,305
Noninterest expense	7,073	8,033	3,020	3,007	2,655	2,513	(663)	(657)	12,085	12,896

Income (loss) before income tax expense (benefit)	4,691	3,992	3,077	2,926	794	566	(345)	(263)	8,217	7,221
Income tax expense (benefit)	1,373	918	960	892	302	215	(131)	(101)	2,504	1,924

Net income (loss) before noncontrolling interests	3,318	3,074	2,117	2,034	492	351	(214)	(162)	5,713	5,297
Less: Net income from noncontrolling interests	96	205	6	2	1	-	-	-	103	207

Net income (loss) (4)	$3,222	2,869	2,111	2,032	491	351	(214)	(162)	5,610	5,090

Average loans	$502.5	493.1	298.0	279.2	48.4	43.3	(32.2)	(28.4)	816.7	787.2
Average assets	883.6	794.2	512.3	489.7	185.3	171.7	(72.1)	(68.5)	1,509.1	1,387.1
Average core deposits	620.2	608.9	258.5	240.7	153.9	143.4	(66.8)	(64.2)	965.8	928.8

Year ended Dec. 31,
Net interest income (3)	$28,839	29,045	12,298	12,648	2,888	2,768	(1,225)	(1,231)	42,800	43,230
Provision (reversal of provision) for credit losses	2,755	6,835	(445)	286	(16)	125	15	(29)	2,309	7,217
Noninterest income	21,500	24,360	11,766	11,444	10,315	9,392	(2,601)	(2,340)	40,980	42,856
Noninterest expense	28,723	30,840	12,378	12,082	10,455	9,893	(2,714)	(2,417)	48,842	50,398

Income (loss) before income tax expense (benefit)	18,861	15,730	12,131	11,724	2,764	2,142	(1,127)	(1,125)	32,629	28,471
Income tax expense (benefit)	5,799	4,774	3,984	3,943	1,050	814	(428)	(428)	10,405	9,103

Net income (loss) before noncontrolling interests	13,062	10,956	8,147	7,781	1,714	1,328	(699)	(697)	22,224	19,368
Less: Net income from noncontrolling interests	330	464	14	7	2	-	-	-	346	471

Net income (loss) (4)	$12,732	10,492	8,133	7,774	1,712	1,328	(699)	(697)	21,878	18,897

Average loans	$499.3	487.1	290.0	273.8	46.1	42.7	(30.4)	(28.4)	805.0	775.2
Average assets	835.4	761.1	502.3	481.7	180.9	164.6	(70.3)	(65.8)	1,448.3	1,341.6
Average core deposits	620.1	591.2	237.2	227.0	150.1	137.5	(65.3)	(61.8)	942.1	893.9

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)	Includes corporate items not specific to a business segment and the elimination of certain items that are included in more than one business segment, substantially all of which represents services for wealth management customers provided in Community Banking stores.
(3)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(4)	Represents segment net income (loss) for Community Banking; Wholesale Banking; and Wealth, Brokerage and Retirement segments and Wells Fargo net income for the consolidated company.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER OPERATING SEGMENT RESULTS (1)

				Quarter ended

(income/expense in millions, average balances in billions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

COMMUNITY BANKING
Net interest income (2)	$7,225	7,244	7,251	7,119	7,166
Provision for credit losses	490	240	763	1,262	1,757
Noninterest income	5,029	5,000	5,691	5,780	6,616
Noninterest expense	7,073	7,060	7,213	7,377	8,033

Income before income tax expense	4,691	4,944	4,966	4,260	3,992
Income tax expense	1,373	1,505	1,633	1,288	918

Net income before noncontrolling interests	3,318	3,439	3,333	2,972	3,074
Less: Net income from noncontrolling interests	96	98	88	48	205

Segment net income	$3,222	3,341	3,245	2,924	2,869

Average loans	$502.5	497.7	498.2	498.9	493.1
Average assets	883.6	836.6	820.9	799.6	794.2
Average core deposits	620.2	618.2	623.0	619.2	608.9

WHOLESALE BANKING
Net interest income (2)	$3,133	3,059	3,101	3,005	3,092
Provision (reversal of provision) for credit losses	(125)	(144)	(118)	(58)	60
Noninterest income	2,839	2,812	3,034	3,081	2,901
Noninterest expense	3,020	3,084	3,183	3,091	3,007

Income before income tax expense	3,077	2,931	3,070	3,053	2,926
Income tax expense	960	952	1,065	1,007	892

Net income before noncontrolling interests	2,117	1,979	2,005	2,046	2,034
Less: Net income from noncontrolling interests	6	6	1	1	2

Segment net income	$2,111	1,973	2,004	2,045	2,032

Average loans	$298.0	290.4	286.9	284.5	279.2
Average assets	512.3	500.7	499.9	496.1	489.7
Average core deposits	258.5	235.3	230.5	224.1	240.7

WEALTH, BROKERAGE AND RETIREMENT
Net interest income (2)	$770	749	700	669	689
Provision (reversal of provision) for credit losses	(11)	(38)	19	14	15
Noninterest income	2,668	2,558	2,561	2,528	2,405
Noninterest expense	2,655	2,619	2,542	2,639	2,513

Income before income tax expense	794	726	700	544	566
Income tax expense	302	275	266	207	215

Net income before noncontrolling interests	492	451	434	337	351
Less: Net income from noncontrolling interests	1	1	-	-	-

Segment net income	$491	450	434	337	351

Average loans	$48.4	46.7	45.4	43.8	43.3
Average assets	185.3	180.8	177.1	180.3	171.7
Average core deposits	153.9	150.6	146.4	149.4	143.4

OTHER (3)
Net interest income (2)	$(325)	(304)	(302)	(294)	(304)
Provision (reversal of provision) for credit losses	9	17	(12)	1	(1)
Noninterest income	(674)	(640)	(658)	(629)	(617)
Noninterest expense	(663)	(661)	(683)	(707)	(657)

Loss before income tax benefit	(345)	(300)	(265)	(217)	(263)
Income tax benefit	(131)	(114)	(101)	(82)	(101)

Net loss before noncontrolling interests	(214)	(186)	(164)	(135)	(162)
Less: Net income from noncontrolling interests	-	-	-	-	-

Other net loss	$(214)	(186)	(164)	(135)	(162)

Average loans	$(32.2)	(30.0)	(30.3)	(29.1)	(28.4)
Average assets	(72.1)	(68.5)	(68.9)	(71.7)	(68.5)
Average core deposits	(66.8)	(63.8)	(63.8)	(66.8)	(64.2)

CONSOLIDATED COMPANY
Net interest income (2)	$10,803	10,748	10,750	10,499	10,643
Provision for credit losses	363	75	652	1,219	1,831
Noninterest income	9,862	9,730	10,628	10,760	11,305
Noninterest expense	12,085	12,102	12,255	12,400	12,896

Income before income tax expense	8,217	8,301	8,471	7,640	7,221
Income tax expense	2,504	2,618	2,863	2,420	1,924

Net income before noncontrolling interests	5,713	5,683	5,608	5,220	5,297
Less: Net income from noncontrolling interests	103	105	89	49	207

Wells Fargo net income	$5,610	5,578	5,519	5,171	5,090

Average loans	$816.7	804.8	800.2	798.1	787.2
Average assets	1,509.1	1,449.6	1,429.0	1,404.3	1,387.1
Average core deposits	965.8	940.3	936.1	925.9	928.8

(1)	The management accounting process measures the performance of the operating segments based on our management structure and is not necessarily comparable with other similar information for other financial services companies. We define our operating segments by product type and customer segment.
(2)	Net interest income is the difference between interest earned on assets and the cost of liabilities to fund those assets. Interest earned includes actual interest earned on segment assets and, if the segment has excess liabilities, interest credits for providing funding to other segments. The cost of liabilities includes interest expense on segment liabilities and, if the segment does not have enough liabilities to fund its assets, a funding charge based on the cost of excess liabilities from another segment.
(3)	Includes corporate items not specific to a business segment and the elimination of certain items that are included in more than one business segment, substantially all of which represents products and services for wealth management customers provided in Community Banking stores.

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING

	Quarter ended

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

MSRs measured using the fair value method:

Fair value, beginning of quarter	$14,501	14,185	12,061	11,538	10,956

Servicing from securitizations or asset transfers	520	954	1,060	935	1,094
Sales	-	-	(160)	(423)	-

Net additions	520	954	900	512	1,094

Changes in fair value:

Due to changes in valuation model inputs or assumptions:
Mortgage interest rates (1)	1,048	61	2,223	1,030	388
Servicing and foreclosure costs (2)	(54)	(34)	(82)	(58)	(127)
Discount rates (3)	-	-	-	-	(53)
Prepayment estimates and other (4)	(11)	(240)	(274)	(211)	115

Net changes in valuation model inputs or assumptions	983	(213)	1,867	761	323

Other changes in fair value (5)	(424)	(425)	(643)	(750)	(835)

Total changes in fair value	559	(638)	1,224	11	(512)

Fair value, end of quarter	$15,580	14,501	14,185	12,061	11,538

(1)	Primarily represents prepayment speed changes due to changes in mortgage interest rates, but also includes other valuation changes due to changes in mortgage interest rates (such as changes in estimated interest earned on custodial deposit balances).
(2)	Includes costs to service and unreimbursed foreclosure costs.
(3)	Reflects discount rate assumption change, excluding portion attributable to changes in mortgage interest rates; the fourth quarter 2012 change reflects updated broker input on market values for servicing fees in excess of the minimum that can be retained on loans sold to Freddie Mac and Fannie Mae.
(4)	Represents changes driven by other valuation model inputs or assumptions including prepayment speed estimation changes and other assumption updates. Prepayment speed estimation changes are influenced by observed changes in borrower behavior that occur independent of interest rate changes.
(5)	Represents changes due to collection/realization of expected cash flows over time.

	Quarter ended

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Amortized MSRs:

Balance, beginning of quarter	$1,204	1,176	1,181	1,160	1,144
Purchases	64	59	26	27	43
Servicing from securitizations or asset transfers	28	32	31	56	34
Amortization	(67)	(63)	(62)	(62)	(61)

Balance, end of quarter	1,229	1,204	1,176	1,181	1,160

Fair value of amortized MSRs:

Beginning of quarter	$1,525	1,533	1,404	1,400	1,399
End of quarter	1,575	1,525	1,533	1,404	1,400

Wells Fargo & Company and Subsidiaries

FIVE QUARTER CONSOLIDATED MORTGAGE SERVICING (CONTINUED)

	Quarter ended

(in millions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Servicing income, net:
Servicing fees (1)	$934	966	1,030	997	926
Changes in fair value of MSRs carried at fair value:
Due to changes in valuation model inputs or assumptions (2)	983	(213)	1,867	761	323
Other changes in fair value (3)	(424)	(425)	(643)	(750)	(835)

Total changes in fair value of MSRs carried at fair value	559	(638)	1,224	11	(512)
Amortization	(67)	(63)	(62)	(62)	(61)
Net derivative gains (losses) from economic hedges (4)	(717)	239	(1,799)	(632)	(103)

Total servicing income, net	$709	504	393	314	250

Market-related valuation changes to MSRs, net of hedge results (2)+(4)	$266	26	68	129	220

(1)	Includes contractually specified servicing fees, late charges and other ancillary revenues.
(2)	Refer to the changes in fair value MSRs table on the previous page for more detail.
(3)	Represents changes due to collection/realization of expected cash flows over time.
(4)	Represents results from free-standing derivatives (economic hedges) used to hedge the risk of changes in fair value of MSRs.

(in billions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Managed servicing portfolio (1):
Residential mortgage servicing:
Serviced for others	$1,485	1,494	1,487	1,486	1,498
Owned loans serviced	338	344	358	367	368
Subservicing	6	6	6	7	7

Total residential servicing	1,829	1,844	1,851	1,860	1,873

Commercial mortgage servicing:
Serviced for others	419	416	409	404	408
Owned loans serviced	107	106	105	106	106
Subservicing	7	11	11	14	13

Total commercial servicing	533	533	525	524	527

Total managed servicing portfolio	$2,362	2,377	2,376	2,384	2,400

Total serviced for others	$1,904	1,910	1,896	1,890	1,906
Ratio of MSRs to related loans serviced for others	0.88%	0.82	0.81	0.70	0.67
Weighted-average note rate (mortgage loans serviced for others)	4.52	4.54	4.59	4.69	4.77

(1)	The components of our managed servicing portfolio are presented at unpaid principal balance for loans serviced and subserviced for others and at book value for owned loans serviced.

SELECTED FIVE QUARTER RESIDENTIAL MORTGAGE PRODUCTION DATA

	Quarter ended

(in billions)	Dec. 31, 2013	Sept. 30, 2013	June 30, 2013	Mar. 31, 2013	Dec. 31, 2012

Application data:
Wells Fargo first mortgage quarterly applications	$65	87	146	140	152
Refinances as a percentage of applications	42%	36	54	65	72
Wells Fargo first mortgage unclosed pipeline, at quarter end	$25	35	63	74	81

Residential real estate originations:
Wells Fargo first mortgage loans:
Retail	$26	44	62	59	63
Correspondent/Wholesale	23	35	50	49	61
Other (1)	1	1	-	1	1

Total quarter-to-date	$50	80	112	109	125

Total year-to-date	$351	301	221	109	524

(1)	Consists of home equity loans and lines.

Wells Fargo & Company and Subsidiaries

CHANGES IN MORTGAGE REPURCHASE LIABILITY

	Quarter ended			Year ended

(in millions)	Dec. 31, 2013	Sept. 30, 2013	Dec. 31, 2012	Dec. 31, 2013	Dec. 31, 2012

Balance, beginning of period	$1,421	2,222	2,033	2,206	1,326
Provision for repurchase losses:
Loan sales	16	28	66	143	275
Change in estimate (1)	10	-	313	285	1,665

Total additions	26	28	379	428	1,940

Losses (2)	(548)	(829)	(206)	(1,735)	(1,060)

Balance, end of period	$899	1,421	2,206	899	2,206

(1)	Results from changes in investor demand and mortgage insurer practices, credit deterioration and changes in the financial stability of correspondent lenders.
(2)	Quarter and year ended September 30 and December 31, 2013, respectively, reflect $746 million as a result of the agreement with Freddie Mac that substantially resolves all repurchase liabilities related to loans sold to Freddie Mac prior to January 1, 2009. Quarter and year ended December 31, 2013, reflect $508 million as a result of the agreement with Fannie Mae that substantially resolves all repurchase liabilities related to loans sold to Fannie Mae that were originated prior to January 1, 2009.

UNRESOLVED REPURCHASE DEMANDS AND MORTGAGE INSURANCE RESCISSIONS

($ in millions)	Government sponsored entities (1)	Private	Mortgage insurance rescissions with no demand (2)	Total

December 31, 2013
Number of loans	674	2,260	394	3,328
Original loan balance (3)	$124	497	87	708

September 30, 2013
Number of loans	4,422	1,240	385	6,047
Original loan balance (3)	$958	264	87	1,309

June 30, 2013
Number of loans	6,313	1,206	561	8,080
Original loan balance (3)	$1,413	258	127	1,798

March 31, 2013
Number of loans	5,910	1,278	652	7,840
Original loan balance (3)	$1,371	278	145	1,794

December 31, 2012
Number of loans	6,621	1,306	753	8,680
Original loan balance (3)	$1,503	281	160	1,944

(1)	Includes repurchase demands of 42 and $6 million, 1,247 and $225 million, 942 and $190 million, 674 and $147 million, and 661 and $132 million at December 31, September 30, June 30 and March 31, 2013, and December 31, 2012, respectively, received from investors on mortgage servicing rights acquired from other originators. We generally have the right of recourse against the seller and may be able to recover losses related to such repurchase demands subject to counterparty risk associated with the seller.
(2)	As part of our representations and warranties in our loan sales contracts, we typically represent to GSEs and private investors that certain loans have mortgage insurance to the extent there are loans that have loan to value ratios in excess of 80% that require mortgage insurance. To the extent the mortgage insurance is rescinded by the mortgage insurer due to a claim of breach of a contractual representation or warranty, the lack of insurance may result in a repurchase demand from an investor. Similar to repurchase demands, we evaluate mortgage insurance rescission notices for validity and appeal for reinstatement if the rescission was not based on a contractual breach. When investor demands are received due to lack of mortgage insurance, they are reported as unresolved repurchase demands based on the applicable investor category for the loan (GSE or private). Over the last year, approximately 7% of our repurchase demands from GSEs had mortgage insurance rescission as one of the reasons for the repurchase demand. Of all the mortgage insurance rescission notices received in 2012, approximately 78% have resulted in repurchase demands through December 2013. Not all mortgage insurance rescissions received in 2012 have been completed through the appeals process with the mortgage insurer and, upon successful appeal, we work with the investor to rescind the repurchase demand.
(3)	While the original loan balances related to these demands are presented above, the establishment of the repurchase liability is based on a combination of factors, such as our appeals success rates, reimbursement by correspondent and other third party originators, and projected loss severity, which is driven by the difference between the current loan balance and the estimated collateral value less costs to sell the property.